          CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
        SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
                    TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                   Exhibit 10.16

================================================================================

                            AIRCRAFT LEASE AGREEMENT

                            Dated as of March 4, 2004

                                     BETWEEN

                   COMPANIA PANAMENA DE AVIACION, S.A. (COPA)

                                    as LESSEE

                                       and

                     INTERNATIONAL LEASE FINANCE CORPORATION

                                    as LESSOR

================================================================================

Aircraft Make and Model:                              New B737-700 or 800

Aircraft Manufacturer's Serial Number:                32800

Aircraft Registration Mark:                           Per Estoppel and Acceptance Certificate

Make and Model of Engines:                            Per Estoppel and Acceptance Certificate

Serial Numbers of Engines:                            Per Estoppel and Acceptance Certificate

                               NEW AIRCRAFT NO. 2

                               TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE 1 SUMMARY OF TRANSACTION............................................................................      1
      1.1   Description of Aircraft.........................................................................      1
      1.2   Scheduled Delivery Date and Location............................................................      1
      1.3   Initial Lease Term..............................................................................      1
      1.4   **Material Redacted**...........................................................................      1
      1.5   Security Deposit................................................................................      2
      1.6   Transaction Fee.................................................................................      2
      1.7   Rent During Initial Lease Term..................................................................      2
      1.8   **Material Redacted**...........................................................................      3
      1.9   Reserves........................................................................................      3
      1.10  Additional Rent for Excess Airframe and Engine Cycles...........................................      3
      1.11  Country of Aircraft Registration................................................................      4
      1.12  Maintenance Program.............................................................................      4
      1.13  Agreed Value of Aircraft........................................................................      4
      1.14  LESSOR's Bank Account...........................................................................      4

ARTICLE 2 DEFINITIONS.......................................................................................      5
      2.1   General Definitions.............................................................................      5
      2.2   Specific Definitions............................................................................      9

ARTICLE 3 Place and Date of Delivery.......................................................................      11
      3.1   Place of Delivery..............................................................................      11
      3.2   Scheduled Delivery Date........................................................................      11
      3.3   Delivery subject to Manufacturer Delivery......................................................      11
      3.4   No LESSOR Liability............................................................................      11
      3.5   Total Loss of Aircraft prior to Delivery.......................................................      11
      3.6   Cancellation for Delay.........................................................................      11

ARTICLE 4 LEASE TERM **Material Redacted**.................................................................      12
      4.1   Initial Lease Term.............................................................................      12
      4.2   **Material Redacted**..........................................................................      12
      4.3   "Lease Term" and "Expiration Date".............................................................      12
      4.4   "Termination Date".............................................................................      12

ARTICLE 5 SECURITY DEPOSIT, TRANSACTION FEE, RENT, RESERVES AND OTHER PAYMENTS.............................      13
      5.1   Security Deposit...............................................................................      13
      5.2   Transaction Fee................................................................................      14
      5.3   Rent...........................................................................................      14
      5.4   Reserves.......................................................................................      15
      5.5   Additional Rent for Excess Cycles..............................................................      16
      5.6   LESSOR's Bank Account..........................................................................      17
      5.7   Default Interest...............................................................................      17

      5.8   No Deductions or Withholdings..................................................................      18
      5.9   Net Lease......................................................................................      18
      5.10  Currency Indemnity.............................................................................      19
      5.11  LESSOR Performance of LESSEE Obligation........................................................      19
      5.12  Consideration for Rent and other Amounts.......................................................      19

ARTICLE 6 INVOLVEMENT WITH AIRCRAFT MANUFACTURER...........................................................      20
      6.1   LESSEE Selection of Aircraft...................................................................      20
      6.2   Agency Agreement...............................................................................      20
      6.3   Procurement of BFE.............................................................................      20
      6.4   Assignment of Training.........................................................................      20
      6.5   LESSEE Inspection of Aircraft..................................................................      20
      6.6   Aircraft at Delivery...........................................................................      20
      6.7   Delivery of the Aircraft to LESSEE.............................................................      21
      6.8   LESSEE Acceptance of Aircraft..................................................................      21

ARTICLE 7 PRE-DELIVERY, DELIVERY AND POST-DELIVERY  DOCUMENTARY AND OTHER REQUIREMENTS.....................      22
      7.1   Pre-Delivery Requirements......................................................................      22
      7.2   Delivery Requirements..........................................................................      22
      7.3   Post-Delivery Requirements.....................................................................      24

ARTICLE 8 DISCLAIMERS......................................................................................      25
      8.1   "As Is, Where Is"..............................................................................      25
      8.2   Waiver of Warranty of Description..............................................................      25
      8.3   LESSEE Waiver..................................................................................      26
      8.4   Conclusive Proof...............................................................................      26
      8.5   No LESSOR Liability for Losses.................................................................      26
      8.6   No Liability to Repair or Replace..............................................................      26
      8.7   No Waiver......................................................................................      26

ARTICLE 9 MANUFACTURERS' AND VENDORS' WARRANTIES...........................................................      27
      9.1   Warranties.....................................................................................      27
      9.2   Reassignment...................................................................................      27
      9.3   Warranty Claims................................................................................      27

ARTICLE 10 OPERATION OF AIRCRAFT...........................................................................      28
      10.1  Costs of Operation.............................................................................      28
      10.2  Compliance with Laws...........................................................................      28
      10.3  Training.......................................................................................      28
      10.4  No Violation of Insurance Policies.............................................................      28
      10.5  Flight and Airport Charges.....................................................................      28

ARTICLE 11 SUBLEASES.......................................................................................      30
      11.1  No Sublease without LESSOR Consent.............................................................      30
      11.2  LESSOR Costs...................................................................................      30
      11.3  Any Approved Sublease..........................................................................      30

      11.4  Assignment of Sublease.........................................................................      30
      11.5  Wet Leases.....................................................................................      30
      11.6  Continued Responsibility of LESSEE.............................................................      30

ARTICLE 12 MAINTENANCE OF AIRCRAFT.........................................................................      31
      12.1  General Obligation.............................................................................      31
      12.2  Specific Engine Requirements...................................................................      31
      12.3  Specific Obligations...........................................................................      32
      12.4  Replacement of Parts...........................................................................      33
      12.5  Removal of Engines.............................................................................      34
      12.6  Removal of APU.................................................................................      35
      12.7  Pooling of Engines, APU and Parts..............................................................      35
      12.8  Installation of Engines on other aircraft......................................................      35
      12.9  Engine Thrust Rating...........................................................................      36
      12.10 Modifications..................................................................................      36
      12.11 Performance of Work by Third Parties...........................................................      37
      12.12 Reporting Requirements.........................................................................      37
      12.13 Information Regarding Maintenance Program......................................................      38
      12.14 LESSOR Rights to Inspect Aircraft..............................................................      38

ARTICLE 13 USE OF RESERVES.................................................................................      39
      13.1  Airframe Reserves..............................................................................      39
      13.2  Engine Performance Restoration Reserves........................................................      39
      13.3  Engine LLP Reserves............................................................................      39
      13.4  Reimbursement..................................................................................      40
      13.5  Reimbursement Adjustment.......................................................................      40
      13.6  Costs in Excess of Reserves....................................................................      40
      13.7  Reimbursement after Termination Date...........................................................      41

ARTICLE 14 TITLE AND REGISTRATION..........................................................................      42
      14.1  Title to the Aircraft During Lease Term........................................................      42
      14.2  Registration of Aircraft.......................................................................      42
      14.3  Filing of Otis Lease...........................................................................      42
      14.4  Evidence of Registration and Filings...........................................................      42

ARTICLE 15 IDENTIFICATION PLATES...........................................................................      43
      15.1  Airframe Identification Plates.................................................................      43
      15.2  Engine Identification Plates...................................................................      43
      15.3  APU Identification Plate.......................................................................      43

ARTICLE 16 TAXES...........................................................................................      45
      16.1  General Obligation of LESSEE...................................................................      45
      16.2  Exceptions to Indemnity........................................................................      45
      16.3  After-Tax Basis................................................................................      46
      16.4  Timing of Payment..............................................................................      46
      16.5  Contests.......................................................................................      46
      16.6  Refunds........................................................................................      47

      16.7  Cooperation in Filing Tax Returns..............................................................      47
      16.8  Tax Restructuring..............................................................................      47
      16.9  Survival of Obligations........................................................................      47

ARTICLE 17 INDEMNITIES.....................................................................................      48
      17.1  General Indemnity..............................................................................      48
      17.2  Exceptions to General Indemnities..............................................................      49
      17.3  After-Tax Basis................................................................................      49
      17.4  Timing of Payment..............................................................................      49
      17.5  Subrogation....................................................................................      49
      17.6  Notice.........................................................................................      50
      17.7  Refunds........................................................................................      50
      17.8  Defense of Claims..............................................................................      50
      17.9  Survival of Obligation.........................................................................      50

ARTICLE 18 INSURANCE.......................................................................................      51
      18.1  Categories of Insurance........................................................................      51
      18.2  Write-back of any Date Recognition Exclusion...................................................      51
      18.3  Installation of Third Party Engine.............................................................      51
      18.4  Insurance for Indemnities......................................................................      51
      18.5  Insurance required by Manufacturer.............................................................      51
      18.6  Renewal........................................................................................      51
      18.7  Assignment of Rights by LESSOR.................................................................      51
      18.8  Deductibles....................................................................................      52
      18.9  Insurance for Wet Lease Operations.............................................................      52
      18.10 Other Insurance................................................................................      52
      18.11 Information....................................................................................      52
      18.12 Currency.......................................................................................      52
      18.13 Grounding of Aircraft..........................................................................      52
      18.14 Failure to Insure..............................................................................      52
      18.15 Reinsurance....................................................................................      53
      18.16 Limit on Hull in favor of LESSEE...............................................................      53

ARTICLE 19 LOSS, DAMAGE AND REQUISITION....................................................................      54
      19.1  Definitions....................................................................................      54
      19.2  Notice of Total Loss...........................................................................      55
      19.3  Total Loss of Aircraft or Airframe.............................................................      55
      19.4  Surviving Engine(s)............................................................................      56
      19.5  Total Loss of Engine and not Airframe..........................................................      56
      19.6  Total Loss of APU..............................................................................      57
      19.7  Other Loss or Damage...........................................................................      57
      19.8  Copy of Insurance Policy.......................................................................      58
      19.9  Government Requisition.........................................................................      58
      19.10 LESSOR Retention of Reserves...................................................................      58

ARTICLE 20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.............................................      59
      20.1  Representations and Warranties.................................................................      59
      20.2  Covenants......................................................................................      61

ARTICLE 21 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR.............................................      63
      21.1  Representations and Warranties.................................................................      63
      21.2  Covenant of Quiet Enjoyment....................................................................      64

ARTICLE 22 FINANCIAL AND OTHER INFORMATION.................................................................      65

ARTICLE 23 RETURN OF AIRCRAFT..............................................................................      66
      23.1  Date of Return.................................................................................      66
      23.2  Last Engine Shop Visits........................................................................      66
      23.3  Technical Report...............................................................................      66
      23.4  Return Location................................................................................      66
      23.5  Full Aircraft Documentation Review.............................................................      66
      23.6  Copy of LESSEE's Maintenance Program...........................................................      67
      23.7  Aircraft Inspection............................................................................      67
      23.8  Certificate of Airworthiness Matters...........................................................      68
      23.9  General Condition of Aircraft at Return........................................................      68
      23.10 Checks Prior to Return.........................................................................      71
      23.11 Part Lives.....................................................................................      73
      23.12 Export and Deregistration of Aircraft..........................................................      75
      23.13 LESSEE's Continuing Obligations................................................................      75
      23.14 Airport and Navigation Charges.................................................................      76
      23.15 Return Acceptance Receipt......................................................................      76
      23.16 Indemnities and Insurance......................................................................      76
      23.17 Storage........................................................................................      76

ARTICLE 24 ASSIGNMENT......................................................................................      77
      24.1  No Assignment by LESSEE........................................................................      77
      24.2  Sale or Assignment by LESSOR...................................................................      77
      24.3  LESSOR's Lender................................................................................      77
      24.4  LESSEE Cooperation.............................................................................      77
      24.5  Protections....................................................................................      78

ARTICLE 25 DEFAULT OF LESSEE...............................................................................      79
      25.1  LESSEE Notice to LESSOR........................................................................      79
      25.2  Events of Default..............................................................................      79
      25.3  LESSOR's General Rights........................................................................      80
      25.4  Deregistration and Export of Aircraft..........................................................      81
      25.5  LESSEE Liability for Damages...................................................................      81
      25.6  Waiver of Default..............................................................................      82
      25.7  Present Value of Payments......................................................................      82
      25.8  Use of "Termination Date"......................................................................      82

ARTICLE 26 NOTICES.........................................................................................      83
      26.1  Manner of Sending Notices......................................................................      83
      26.2  Notice Information.............................................................................      83

ARTICLE 27 GOVERNING LAW AND JURISDICTION..................................................................      84
      27.1  California Law.................................................................................      84
      27.2  Non-Exclusive Jurisdiction in California.......................................................      84
      27.3  Service of Process.............................................................................      84
      27.4  Prevailing Party in Dispute....................................................................      84
      27.5  Waiver.........................................................................................      84

ARTICLE 28 MISCELLANEOUS...................................................................................      85
      28.1  Press Releases.................................................................................      85
      28.2  Power of Attorney..............................................................................      85
      28.3  LESSOR Performance for LESSEE..................................................................      85
      28.4  LESSOR's Payment Obligations...................................................................      85
      28.5  Application of Payments........................................................................      85
      28.6  Usury Laws.....................................................................................      85
      28.7  Delegation of Authority by LESSOR..............................................................      85
      28.8  Confidentiality................................................................................      85
      28.9  Rights of Parties..............................................................................      86
      28.10 Further Assurances.............................................................................      86
      28.11 Translations of Lease..........................................................................      86
      28.12 Use of Word "including"........................................................................      86
      28.13 Headings.......................................................................................      86
      28.14 Invalidity of any Provision....................................................................      86
      28.15 Negotiation....................................................................................      86
      28.16 Time is of the Essence.........................................................................      86
      28.17 Amendments in Writing..........................................................................      87
      28.18 Counterparts...................................................................................      87
      28.19 Delivery of Documents by Fax...................................................................      87
      28.20 Entire Agreement...............................................................................      87
      28.21 **Material Redacted**..........................................................................      87

EXHIBIT A  AIRCRAFT DESCRIPTION...............................................................          104
EXHIBIT B  AGENCY AGREEMENT...................................................................          106
EXHIBIT C  CERTIFICATE OF INSURANCE...........................................................          110
EXHIBIT D  BROKERS' LETTER OF UNDERTAKING.....................................................          117
EXHIBIT E  ESTOPPEL AND ACCEPTANCE CERTIFICATE................................................          119
EXHIBIT F  OPINION OF COUNSEL.................................................................          126
EXHIBIT G  FORM OF POWER OF ATTORNEY..........................................................          131
EXHIBIT H  ASSIGNMENT OF RIGHTS (AIRFRAME)....................................................          133
EXHIBIT I  ASSIGNMENT OF RIGHTS (ENGINES).....................................................          138
EXHIBIT J  RETURN ACCEPTANCE RECEIPT..........................................................          141
EXHIBIT K  MONTHLY REPORT.....................................................................          154
EXHIBIT L  AIRCRAFT DOCUMENTATION.............................................................          157
EXHIBIT M  TECHNICAL EVALUATION REPORT........................................................          159

                            AIRCRAFT LEASE AGREEMENT

      THIS AIRCRAFT LEASE AGREEMENT is made and entered into as of March 4, 2004.

      BETWEEN:

      COMPANIA PANAMENA DE AVIACION, S.A. (COPA), a Panamanian corporation whose address and principal place of business is at Avenida Justo Arosemena y Calle 39, Apartado 1572, Panama 1, Panama ("LESSEE") and

      INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation whose address and principal place of business is at 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, United States of America ("LESSOR").

      The subject matter of this Lease is one (1) new B737 - 700 or B737 - 800 aircraft (election to be made by LESSEE in accordance with the terms of this Lease). In consideration of and subject to the mutual covenants, terms and conditions contained in this Lease, LESSOR hereby agrees to lease to LESSEE and LESSEE hereby agrees to lease from LESSOR the aircraft and the parties further agree as follows:

                                   ARTICLE 1
                             SUMMARY OF TRANSACTION

      The following is a summary of the lease transaction between LESSEE and LESSOR. It is set forth for the convenience of the parties only and will not be deemed in any way to amend, detract from or simplify the other provisions of this Lease.

1.1 DESCRIPTION OF AIRCRAFT

      One new B737-700 or B737-800 aircraft (LESSEE must elect model type on or before March 1, 2004)

1.2 SCHEDULED DELIVERY DATE AND LOCATION

      In the month of February 2005 at Seattle, Washington

1.3 INITIAL LEASE TERM

      The term of leasing of the Aircraft will commence on the delivery date and continue for twelve (12) months with six (6) successive, automatic twelve
      (12) month extensions and one (1) automatic three (3) month extension

1.4 **MATERIAL REDACTED**

      **Material Redacted**

1.5 SECURITY DEPOSIT

      **Material Redacted**, payable as follows (in U.S. Dollars) to be held, returned, applied and/or refunded in accordance with the terms of this
      Lease:

                      PAYMENT DATE                                  AMOUNT
--------------------------------------------------------------    ----------
2 business days following LOI Execution.......................    **Material
                                                                  Redacted**
2 business days following Lease execution.....................    **Material
                                                                  Redacted**
On or before March 15, 2004...................................    **Material
                                                                  Redacted**
On or before August 2, 2004...................................    **Material
                                                                  Redacted**

1.6 TRANSACTION FEE

      **Material Redacted**, payable within 2 business days after execution of this Lease

1.7 RENT DURING INITIAL LEASE TERM

      Payable monthly in advance and equal to the sum of:

    (a)

Month 1.......................       **Material Redacted**    **Material Redacted**
Month 2.......................       **Material Redacted**    **Material Redacted**
Remainder of initial lease term      **Material Redacted**    **Material Redacted**

            All amounts in the table above are per month expressed in January 2004 U.S. Dollars*

      *The above base rent is expressed in January 2004 U.S. Dollars and will increase in accordance with Boeing's announced escalation rates for the period from and including the 1st day of January 2004 through and including the delivery date of the Aircraft;

         plus

      (b) **Material Redacted** per month of the incremental cost (net of Manufacturer charges) of (i) all BFE approved by LESSOR (whether buyer-furnished equipment or seller-purchased equipment) paid for by LESSOR in place of or in addition to LESSEE's specification BFE for the Aircraft as specified in LESSEE's specification for the Aircraft and (ii) all other agreed-to changes to LESSEE's specification for the Aircraft paid for by LESSOR. **Material Redacted**

      *The election of -700 or -800 will be made by giving written notice to LESSOR on or before March 1, 2004. In the event that LESSEE makes no election, the Aircraft will be a -700.

1.8   **MATERIAL REDACTED**

        **Material Redacted**

1.9   RESERVES

          Payable as follows:

  TYPE OF RESERVES                                               AMOUNT OF RESERVES
-----------------------     --------------------------------------------------------------------------------------
Airframe Reserves:          Year 1: **Material Redacted** * per airframe flight hour
                            Year 2: **Material Redacted** * per airframe flight hour
                            Year 3: **Material Redacted** * per airframe flight hour
                            Year 4: **Material Redacted** * per airframe flight hour
                            Years 5 - 8: **Material Redacted** * per airframe flight hour

                            *Each of the airframe reserves amounts will be increased by
                            **Material Redacted** per airframe flight hour in the event that LESSEE elects the -800

Engine Performance             Each of the figures below is per engine flight hour for each engine*:

Restoration Reserves: *        Year 1: **Material Redacted**
                               Year 2: **Material Redacted**
                               Year 3: **Material Redacted**
                               Year 4: **Material Redacted**
                               Years 5 - 8: **Material Redacted**

Engine LLP Reserves:           **Material Redacted** per engine cycle for each engine

      *Engine reserves will be paid each month at the applicable rate based on the thrust rating at which a particular Engine is operated.

1.10  ADDITIONAL RENT FOR EXCESS AIRFRAME AND ENGINE CYCLES

         **Material Redacted** for each cycle the airframe and **Material Redacted** for each cycle an engine operated during a calendar year in excess of the maximum number of cycles which would result from an average hour/cycle ratio of **Material Redacted** hours to **Material Redacted** cycle

1.11  COUNTRY OF AIRCRAFT REGISTRATION

         Republic of Panama or at LESSEE's request, the United States (if permitted by law)

1.12  MAINTENANCE PROGRAM

         LESSEE's Maintenance Program

1.13  AGREED VALUE OF AIRCRAFT

         **Material Redacted**
         **Material Redacted**
         *The agreed value is expressed in January 2004 U.S. Dollars and will increase in accordance with Boeing's announced escalation rates for the period from and including the 1st day of January 2004 through and including the delivery date of the Aircraft. **Material Redacted**

1.14  LESSOR'S BANK ACCOUNT

         International Lease Finance Corporation
         JPMorgan Chase Bank
         270 Park Avenue
         New York, New York 10017
         ABA# 021000021

                                    ARTICLE 2
                                   DEFINITIONS

      Except where the context otherwise requires, the following words have the following meanings for all purposes of this Lease. The definitions are equally applicable to the singular and plural forms of the words. Any agreement defined below includes each amendment, modification, supplement and waiver thereto in effect from time to time.

2.1   GENERAL DEFINITIONS.

            "AIRCRAFT" means the Airframe, two (2) Engines, APU, Parts and as the context permits, Aircraft Documentation, collectively. As the context requires, "Aircraft" may also mean the Airframe, any Engine, the APU, any Part, the Aircraft Documentation or any part thereof individually. For example, in the context of return to LESSOR the term "Aircraft" means the Airframe, Engines, APU, Parts and Aircraft Documentation collectively, yet in the context of LESSEE not creating any Security Interests other than Permitted Liens on the Aircraft, the term "Aircraft" means any of the Airframe, any Engine, the APU, any Part or the Aircraft Documentation individually.

            "AIRCRAFT DOCUMENTATION" means all (a) log books, Aircraft records, manuals and other documents provided to LESSEE in connection with the Aircraft,
(b) documents listed in the Estoppel and Acceptance Certificate and Exhibit L and (c) any other documents required to be maintained during the Lease Term and until the Termination Date by the Aviation Authority, LESSEE's Maintenance Program and this Lease.

            "AIRFRAME" means the airframe listed in the Estoppel and Acceptance Certificate executed at Delivery together with all Parts relating thereto (except Engines or engines and the APU).

            "AIRWORTHINESS DIRECTIVES" or "ADS" means all airworthiness directives (or equivalent) applicable to the Aircraft issued either by the Aviation Authority or the aviation authority of the country of manufacture of the Aircraft.

            "APU" means (a) the auxiliary power unit of the Aircraft listed in the Estoppel and Acceptance Certificate executed at Delivery, (b) any replacement auxiliary power unit acquired by LESSOR and leased to LESSEE pursuant to Article 19.6 following a Total Loss of the APU; and (c) all Parts installed in or on such APU at Delivery (or substituted, renewed or replacement Parts in accordance with this Lease) so long as title thereto is or remains vested in LESSOR in accordance with the terms of Article 12.4.

            "AVIATION AUTHORITY" means the Authoridad de Aeronautica Civil of the Republic of Panama or any Government Entity which under the Laws of the Republic of Panama from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in the Republic of Panama. If the Aircraft is registered in a country other than the Republic of Panama, "Aviation Authority" means the agency which regulates civil aviation in such other country.

            "AVIATION DOCUMENTS" means any or all of the following which at any time may be obtainable from the Aviation Authority: (a) if required, a temporary certificate of airworthiness from the Aviation Authority allowing the Aircraft to be flown after Delivery to the State of Registration, (b) an application for registration of the Aircraft with the appropriate authority in the State of Registration, (c) the certificate of registration for the Aircraft issued by the State of Registration, (d) a full certificate of airworthiness for the Aircraft specifying transport category (passenger), (e) an air transport license, (f) an air operator's certificate, (g) such recordation of LESSOR's title to the Aircraft and interest in this Lease as may be available in the State of Registration and (h) all such other authorizations, approvals, consents and certificates in the State of Registration as may be required to enable LESSEE lawfully to operate the Aircraft.

            "BASIC ENGINE" means those units and components of the Engine which are used to induce and convert fuel/air mixture into thrust/power; to transmit power to the fan and accessory drives; to supplement the function of other defined systems external to the Engine; and to control and direct the flow of internal lubrication, plus all essential accessories as supplied by the Engine manufacturer. The nacelle, installed components related to the Aircraft systems, thrust reversers, QEC and the primary exhaust nozzle are excluded.

            "BEE" means any equipment which is to be provided by the purchaser of the Aircraft (whether actually provided by LESSOR as buyer-furnished equipment or Manufacturer as seller-purchased equipment).

            "BUSINESS DAY" means a day other than a Saturday or Sunday on which the banks in the Republic of Panama and the city where LESSOR's Bank is located are open for the transaction of business of the type required by this Lease.

            "CREDITOR" means any lessor, owner, bank, lender, mortgagee or other Person which is the owner of or has any interest in an aircraft engine or aircraft operated by LESSEE.

            "CREDITOR AGREEMENT" means the applicable agreement between a Creditor and LESSEE or between Creditors pursuant to which such Creditor owns, leases or has an interest in either a Boeing B737-NG aircraft operated by LESSEE on which an Engine may be installed or in an aircraft engine which may be installed on the Airframe.

            "DEFAULT" means any event which, upon the giving of notice, the lapse of time and/or a relevant determination, would constitute an Event of Default.

            "DELIVERY" means the delivery of the Aircraft from LESSOR to LESSEE pursuant to Articles 3 and 6.

            "DELIVERY DATE" means the date on which Delivery takes place. "DOLLARS," and "$" means the lawful currency of the U.S.

            "ENGINE" means (a) each of the engines listed on the Estoppel and Acceptance Certificate; (b) any replacement engine acquired by LESSOR and leased to LESSEE pursuant to Article 19.5 following a Total Loss of an Engine; and (c) all Parts installed in or on any of such engines at Delivery (or substituted, renewed or replacement Parts in accordance with this Lease) so long as title thereto is or remains vested in LESSOR in accordance with the terms of Article 12.4.

            "EUROCONTROL" means the European Organization for the Safety of Air Navigation established by the Convention related to the Co-operation for the Safety of Air Navigation (Eurocontrol) signed on December 13, 1960, as amended.

            "EVENT OF DEFAULT" means any of the events referred to in Article 25.2.

            "FAA" means the Federal Aviation Administration of the Department of Transportation or any successor thereto under the Laws of the U.S.

            "FARS" means the U.S. Federal Aviation Regulations embodied in Title 14 of the U.S. Code of Federal Regulations, as amended from time to time, or any successor regulations thereto.

            "GENEVA CONVENTION" means the Convention on the International Recognition of Rights in Aircraft signed in Geneva, Switzerland on June 19, 1948.

            "GOVERNMENT ENTITY" means any (a) national, state or local government, (b) board, commission, department, division, instrumentality, court, agency or political subdivision thereof and (c) association, organization or institution of which any of the entities listed in (a) or (b) is a member or to whose jurisdiction any such entity is subject.

            "LANDING GEAR" means the installed main and nose landing gear, components and their associated actuators, side braces and parts.

            "LAW" means any (a) statute, decree, constitution; regulation, order or any directive of any Government Entity, (b) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party, (c) judicial or administrative interpretation or application of any of the foregoing or (d) any binding judicial precedent having the force of law.

            "LEASE" means this Aircraft Lease Agreement, together with all Exhibits hereto.

            "LESSOR'S LIEN" means any Security Interest created by LESSOR.

            "MAINTENANCE PROGRAM" means LESSEE's maintenance program as approved by the Aviation Authority or such other maintenance program as LESSOR may, in its discretion, accept in writing.

            "MANUFACTURER" means The Boeing Company.

            "MPD" means the Maintenance Planning Document published by Manufacturer and applicable to the Aircraft.

            "OVERHAUL" means the full reconditioning of the Aircraft, an Engine, the APU, Landing Gear, module or Part, as the case may be, in which such equipment has been fully disassembled; cleaned; thoroughly inspected; and returned to such condition specified by the applicable manufacturer's manual as shall permit the operation of such Engine, APU, Part, Landing Gear, etc. for the maximum period of time, hours or cycles, as applicable, as specified by the relevant manufacturer's Overhaul manual.

            "PART" means any part, component, appliance, system module, engine module, accessory, material, instrument, communications equipment, furnishing, LESSEE-furnished or LESSOR-purchased equipment or other item of equipment (other than complete Engines or engines or the APU) for the time being installed in or attached to the Airframe, any Engine or the APU or which, having been removed from the Airframe, any Engine or the APU, remains the property of LESSOR.

            "PDM" means the post Delivery modification during which the installation of a blended winglet system and LESSEE's in flight entertainment system will be installed. Scheduling, arranging and coordinating the arrival at the PDM location of the Aircraft, BFE, material and parts will be LESSEE's responsibility.

            "PERMITTED LIEN" means (a) LESSOR's Liens; (b) Security Interests arising in the ordinary course of LESSEE's business for Taxes either not yet assessed or, if assessed, not yet due or being contested in good faith in accordance with Article 16.5; (c) materialmen's, mechanics', workmen's, repairmen's, employees' liens or similar Security Interests (including liens for airport and navigation facility fees) arising by operation of Law after the Delivery Date in the ordinary course of LESSEE's business for amounts which are either not yet due or are being contested in good faith by appropriate proceedings (and for which adequate reserves have been made or, when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings do not involve any danger of sale, forfeiture or loss of the Aircraft; or liens on LESSEE's interest arising out of judgments or awards against LESSOR.

            "PERSON" means any individual, firm, partnership, joint venture, trust, corporation, company, Government Entity, committee, department, authority or any body, incorporated or unincorporated, whether having distinct legal personality or not.

            "PRIME RATE" means the rate of interest from time to time announced by JPMorgan Chase Bank in New York as its prime commercial lending rate.

            "PROHIBITED COUNTRY" means any country to which the export and/or use (as applicable) of a B737-700 / 800 aircraft with CFM56-7B engines attached thereto is not permitted under (a) any United Nations sanctions, (b) the Council Regulation (EC) No. 149/2003 which updates and amends Council Regulation (EC) 1334/2000, (c) the United States Export Administration Act 1979 (as amended) or any successor legislation and/or the Export Administration Regulations promulgated thereunder, (d) where applicable, the various regulations administered from time to time by the Office of Foreign Assets Control of the U.S. Treasury Department, (e) any similar or corresponding legislation then in effect in the U.S., the United Kingdom, France, Spain or Germany or (f) any subsequent United Nations Sanctions Orders the effect of which prohibits or restricts the export and/or use of B737-700 / 800 aircraft with CFM56-7B engines attached thereto to such country. For purposes of this Lease, Prohibited Country will be defined by applicable regulations listed above which are updated, amended and superseded from time to time, the violation of which may reasonably be expected to result in civil, criminal or seizure liability for LESSEE, LESSOR or the Aircraft.

            "QEC" means all interface parts which are installed between the Engine pylon and the Basic Engine.

            "RETURN CHECK" means the accomplishment of all work cards specified in the Maintenance Program and the MPD which (a) are necessary to clear the Aircraft of all such tasks **Material Redacted**, or (b) are required to be performed at lesser intervals than **Material Redacted**. If pursuant to the then-current MPD, the performance interval for a task is shorter than every **Material Redacted**, then such task will also be performed. All non-routine tasks generated as a result of the performance of these work cards must also be performed. For avoidance of doubt, if the inspection interval pursuant to the then-current MPD for a particular work card only refers to one or two of the three measurement tests, then the most restrictive measurement test or tests referred to in the then-current MPD will be utilized in determining whether the task must be performed.

            "SECURITY INTEREST" means any encumbrance or security interest, however and wherever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lease, lien, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim or right of possession or detention.

            "STATE OF REGISTRATION" means the Republic of Panama, the United States of America at LESSEE's request (if permitted by Law) or such other country or state of registration of the Aircraft as LESSOR may, in its sole, but reasonable discretion, approve in writing.

            "U.S." means the United States of America.

2.2 SPECIFIC DEFINITIONS. The following terms are defined in the Articles referenced below:

           TERMS                                                   ARTICLE
------------------------------                                     --------
Agreed Value                                                        19.1
Airframe Reserves                                                   5.4.1
Default Interest                                                    5.7
Delivery Location                                                   3.1
Engine LLP Reserves                                                 5.4.1
Engine Performance Restoration                                      5.4.1
Reserves
Expenses                                                            17.1
Expiration Date                                                     4.3
**Material Redacted**                                               4.2.1
Indemnitees                                                         17.1
Initial Lease Term                                                  4.1
Lease Term                                                          4.3
LESSOR's Assignee                                                   24.2.1

LESSOR's Bank                                                       5.6
LESSOR's Lender                                                     24.3
Manufacturer's Escalation Rate                                      5.3.1
Modification                                                        12.10.1
Net Total Loss Proceeds                                             19.1
Operative Documents                                                 20.1.3
Rent                                                                5.3.1
Reserves                                                            5.4.1
Scheduled Delivery Date                                             3.2
Security Deposit                                                    5.1.1
Taxes                                                               16.1
Termination Date                                                    4.4
Total Loss                                                          19.1
Total Loss Date                                                     19.1
Total Loss Proceeds                                                 19.1
Transaction Fee                                                     5.2

                                    ARTICLE 3
                           PLACE AND DATE OF DELIVERY

3.1 PLACE OF DELIVERY. Delivery of the Aircraft by LESSOR to LESSEE will occur at Manufacturer's facility in Seattle, Washington or such other place as may be agreed in writing between the parties (the "DELIVERY LOCATION").

3.2 SCHEDULED DELIVERY DATE. As of the date of this Lease, Delivery of the Aircraft from Manufacturer to LESSOR and LESSOR to LESSEE is scheduled to occur in the month of February 2005. LESSOR will notify LESSEE in writing (or other method so long as LESSEE acknowledges such notice) from time to time and in a timely manner of the exact date on which LESSOR expects Delivery to take place (the "SCHEDULED DELIVERY DATE").

3.3 DELIVERY SUBJECT TO MANUFACTURER DELIVERY. LESSOR and LESSEE expressly acknowledge that Delivery of the Aircraft to by LESSOR to LESSEE is subject to and conditioned upon delivery of the Aircraft by Manufacturer to LESSOR.

3.4 NO LESSOR LIABILITY. LESSOR will not be liable for any loss or expense, or any loss of profit, arising from any delay or failure in Delivery to LESSEE unless such delay or failure arises as a direct consequence of the willful misconduct of LESSOR, and in no event will LESSOR be liable for any delay or failure which is caused by any breach or delay on the part of Manufacturer or any BFE supplier.

3.5 TOTAL LOSS OF AIRCRAFT PRIOR TO DELIVERY. If a Total Loss of the Aircraft occurs prior to Delivery, neither party will have any further liability to the other except that LESSOR will return to LESSEE the Security Deposit in accordance with Article 5.1.3 and any prepaid Rent.

3.6 CANCELLATION FOR DELAY. Promptly after LESSOR becomes aware that in Manufacturer's opinion a delay will cause Delivery to be delayed beyond December 31, 2005, LESSOR will promptly notify LESSEE in writing (or other method so long as LESSEE acknowledges such notice). By written notice given within ten (10) Business Days after LESSEE's receipt of such LESSOR notice, LESSEE may by written notice to LESSOR terminate this Lease and this Lease will terminate on the date of receipt of such notice. In the event of such termination, neither party will have any further liability to the other party except that LESSOR will promptly return to LESSEE the Security Deposit in accordance with Article 5.1.3 and any prepaid Rent. If LESSEE does not give notice of termination within such ten (10) Business Days, LESSEE loses all right to terminate under this Article
3.6 unless otherwise agreed in writing by the parties. **Material Redacted**

                                    ARTICLE 4
                      LEASE TERM AND **MATERIAL REDACTED**

4.1 INITIAL LEASE TERM. The term of leasing of the Aircraft will commence on the Delivery Date and continue for twelve (12) months with six (6) successive, automatic twelve (12) month extensions and one (1) automatic three (3) month extension (the "INITIAL LEASE TERM") unless this Lease shall be earlier terminated or extended pursuant to the provisions of Article 4.2.1. Notwithstanding the foregoing, LESSOR and LESSEE will cooperate to modify the return date to allow LESSEE to perform the return C-check as near as possible to the expiration of the prior C-check without unduly prejudicing the marketing of the Aircraft to a follow-on operator.

4.2   **MATERIAL REDACTED**

    4.2.1 **Material Redacted**

    4.2.2 **Material Redacted**

4.3 "LEASE TERM" AND "EXPIRATION DATE". "LEASE TERM" means the term of leasing commencing on the Delivery Date and terminating on the Expiration Date. "EXPIRATION DATE" means the date on which LESSEE is required to redeliver the Aircraft to LESSOR in the condition required by this Lease on the last day of the Initial Lease Term **Material Redacted**.

4.4 "TERMINATION DATE". If LESSEE returns the Aircraft to LESSOR on the Expiration Date in the condition required by Article 23, then "TERMINATION DATE" has the same meaning as "Expiration Date", If LESSEE does not do so, then "TERMINATION DATE" means the date on which the first of the following events occurs:

      (a) there is a Total Loss of the Aircraft prior to Delivery pursuant to
      Article 3.5;

      (b) cancellation of this Lease occurs pursuant to Article 3.6;

      (c) there is a Total Loss of the Aircraft and payment is made to LESSOR in accordance with Article 19.3;

      (d) an Event of Default occurs and LESSOR repossesses the Aircraft or otherwise terminates this Lease pursuant to Article 25.3 prior to the Expiration Date and recovers possession and control of the Aircraft;

      (e) an Event of Default occurs hereunder by LESSEE returning the Aircraft in the condition required by this Lease after the Expiration Date; or

      (f) an Event of Default occurs and LESSOR repossesses the Aircraft or otherwise terminates this Lease pursuant to Article 25.3 after the Expiration Date and recovers possession and control of the Aircraft.

                                   ARTICLE 5
                    SECURITY DEPOSIT, TRANSACTION FEE, RENT,
                           RESERVES AND OTHER PAYMENTS

5.1   SECURITY DEPOSIT.

    5.1.1 LESSEE will pay LESSOR a security deposit of **Material Redacted** for its lease of the Aircraft (the "SECURITY DEPOSIT"). The Security Deposit is payable as follows (in US$):

           PAYMENT DATE                    AMOUNT (-700)                    AMOUNT (-800)
-----------------------------------    ---------------------            ---------------------
Two (2) Business Days following
LOI Execution **Material
Redacted**.........................    **Material Redacted**            **Material Redacted**

Two (2) Business Days following
Lease execution **Material
Redacted**.........................    **Material Redacted**            **Material Redacted**

On or before March 15, 2004
**Material Redacted**..............    **Material Redacted**            **Material Redacted**

On or before August 2, 2004
**Material Redacted**..............    **Material Redacted**            **Material Redacted**

TOTAL..............................    **Material Redacted**            **Material Redacted**

      5.1.2 The Security Deposit may be commingled with LESSOR's general funds and any interest earned on such Security Deposit will be for LESSOR's account. If the Security Deposit is reduced below the required amount by application to meet LESSEE's unperformed obligations under this Lease, LESSEE will replenish the Security Deposit within ten (10) days after LESSOR's demand therefor. The Security Deposit will serve as security for the performance by LESSEE of its obligations under this Lease and any other agreements between LESSEE and LESSOR relating to aircraft, engines, aircraft equipment or the extension of credit and may be applied by LESSOR upon the occurrence of an Event of Default hereunder or of a default by LESSEE under any such other agreements.

      5.1.3 Upon termination of this Lease in accordance with Article 4.4, LESSOR will promptly return to LESSEE the amount of the Security Deposit then held by LESSOR (so long as no default by LESSEE exists under any other agreement between LESSEE and LESSOR relating to aircraft, engines or aircraft equipment or the extension of credit by LESSOR to LESSEE), without interest, less an amount determined by LESSOR to be a reasonable estimate of the costs, if any, which LESSOR will incur to remedy any Default or Event of Default which has occurred and is continuing under this Lease, including the correction of any discrepancies from the required condition of the Aircraft on return of the Aircraft.

5.2 TRANSACTION FEE. Within two (2) Business Days after execution of this Lease, LESSEE will pay LESSOR a nonrefundable transaction fee of **Material Redacted** (the "TRANSACTION FEE").

5.3   RENT.

    5.3.1 LESSEE will pay LESSOR the following amounts monthly in advance as rent for the Aircraft (the "RENT"):

        INITIAL LEASE TERM: Payable monthly in advance and equal to the sum of:

                  (a)

Months 1 and 2                        **Material Redacted** (in the      **Material Redacted** (in the
                                      event that LESSEE elects -700)     event that LESSEE elects -800)

Remainder of Initial Lease Term       **Material Redacted** (in the      **Material Redacted** (in the
                                      event that LESSEE elects -700)     event that LESSEE elects - 800)

      All amounts in the table above are per month expressed in January 2004 U.S. Dollars* (prorated for any partial month during the Lease Term or during the first and last calendar month of the Lease Term if such month is less than a full month)

      *The above base rent is expressed in January 2004 U.S. Dollars and will increase in accordance with Boeing's announced escalation rates for the period from and including the 1st of January 2004 through and including the Delivery Date of the Aircraft (the "MANUFACTURER'S ESCALATION RATE");

      plus

            (b) **Material Redacted** per month of the incremental cost (net of Manufacturer charges) of (i) all BFE approved by LESSOR (whether buyer-furnished equipment or seller-purchased equipment) paid for by LESSOR in place of or in addition to LESSEE's Specification BFE for the Aircraft as specified in LESSEE's Specification for the Aircraft and (ii) all other agreed-to changes to LESSEE's Specification for the Aircraft paid for by LESSOR. **Material Redacted**.

            Any increases to the above base rent during the Lease Term will be calculated immediately prior to Delivery. **Material Redacted**

       **Material Redacted**:

       **Material Redacted**.

       5.3.2 The first payment of Rent during the Lease Term will be paid no later than three (3) Business Days prior to the Scheduled Delivery Date. Each subsequent payment of Rent will be due monthly thereafter no later than the same day of the month as the Delivery Date of the Aircraft except that, if such day is not a Business Day, the Rent will be due on the immediately preceding Business Day. If Delivery occurred on the 29th, 30th or 31st of the month and in any given month during the Lease Term there is no such corresponding date, Rent will be payable on the last Business Day of such month. In the event that after LESSEE has paid the Rent three days prior to the Scheduled Delivery Date and then prior to Delivery the Delivery is delayed by more than seven
               (7) days, LESSOR will refund the Rent to LESSEE and LESSEE will repay the Rent prior to the Delivery Date.

      5.4   RESERVES.

       5.4.1 LESSEE will pay to LESSOR supplemental Rent, based on LESSEE's use of the Aircraft during the Lease Term, in the form of the following reserves in the following amounts (individually, "AIRFRAME RESERVES", "ENGINE PERFORMANCE RESTORATION RESERVES" and "ENGINE LLP RESERVES" and collectively "RESERVES"):

   TYPE OF RESERVES                                                         AMOUNT OF RESERVES
-----------------------                           -------------------------------------------------------------------
Airframe Reserves:                                Year 1: **Material Redacted** * per Airframe flight hour
                                                  Year 2: **Material Redacted** * per Airframe flight hour
                                                  Year 3: **Material Redacted** * per Airframe flight hour
                                                  Year 4: **Material Redacted** * per Airframe flight hour
                                                  Years 5 - 8: **Material Redacted** * per Airframe flight hour

                                                  *Each of the Airframe Reserves amounts will be increased by
                                                  **Material Redacted** per Airframe flight hour in the event that
                                                  LESSEE elects the - 800.

Engine Performance                                Each of the figures below is per Engine flight hour for each Engine
Restoration Reserves*:                            (payable when the Engine is utilized on the Aircraft or another aircraft)*:

                                                  Year 1: **Material Redacted**
                                                  Year 2: **Material Redacted**
                                                  Year 3: **Material Redacted**
                                                  Year 4: **Material Redacted**
                                                  Years 5 - 8: **Material Redacted**
Engine LLP Reserves:                              **Material Redacted** per Engine cycle for each Engine (payable when the Engine is utilized on the Aircraft or another aircraft)

           *Engine Reserves will be paid each month at the applicable rate based on the thrust rating at which a particular Engine is operated during such month.

     5.4.2 The amount of the Engine Performance Restoration Reserves and Engine LLP Reserves set forth in Article 5.4.1 will be increased by LESSOR in the event of an increase in the thrust rating of an Engine in accordance with Article 12.9.

     5.4.3 Such Reserves will be paid on or before the 10th day of the calendar month next following the month in which the Delivery Date occurs and on or before the 10th day of each succeeding calendar month for flying performed during the calendar month prior to payment. All Reserves for flying performed during the month in which the Termination Date occurs will be paid on the Termination Date, unless otherwise agreed by the parties.

     5.4.4 No interest will accrue or be paid at any time to LESSEE on such Reserves and, subject to LESSOR's obligations under Article 13, LESSOR may commingle the Reserves with LESSOR'S general funds.

5.5 ADDITIONAL RENT FOR EXCESS CYCLES. If in any calendar year (or portion thereof) of the Lease Term the Airframe or any Engine operated more cycles than the maximum number of cycles which would result from an average hour/cycle ratio of **Material Redacted** hours to **Material Redacted** cycle, LESSEE will pay LESSOR as additional Rent **Material Redacted** for each Airframe cycle and **Material Redacted** **Material Redacted** for each Engine cycle the Airframe and any Engine actually operated during such calendar year (or portion thereof) in excess of the number of cycles which result from an average hour/cycle ratio of **Material Redacted** hours to **Material Redacted** cycle. A calculation will be made as of December 31 of each year and such additional Rent will be due and payable by LESSEE on the date on which the next Reserves payment is due (in accordance with Article 5.4.3) following such hour/cycle calculation period.

     Example: If the Airframe operated **Material Redacted** hours in a calendar year, it would have **Material Redacted** cycles resulting from an average hour/cycle ratio of **Material Redacted** hours to **Material Redacted** cycle. If in fact the Airframe operated **Material Redacted** cycles in such calendar year, the Airframe operated **Material Redacted** excess cycles in such calendar year and LESSEE will pay LESSOR **Material Redacted** (**Material Redacted** excess cycles x **Material Redacted** = **Material Redacted**).

     Similarly, if an Engine which is rated at **Material Redacted** thrust operated **Material Redacted** cycles in such calendar year, such Engine operated **Material Redacted** excess cycles in such calendar year and LESSEE will pay LESSOR **Material Redacted** (**Material Redacted** excess cycles x **Material Redacted** = **Material Redacted**).

     Alternatively, if an Engine which is rated at **Material Redacted** thrust operated **Material Redacted** cycles in such calendar year, such Engine operated **Material Redacted** excess cycles in such calendar year and LESSEE will pay LESSOR **Material Redacted** (**Material Redacted** excess cycles x **Material Redacted** = **Material Redacted**).

5.6 LESSOR'S BANK ACCOUNT. The Security Deposit, Transaction Fee, Rent, Reserves and any other payment due under this Lease will be paid by wire transfer of immediately available U.S. Dollar funds to LESSOR's bank account at:

          International Lease Finance Corporation
          JPMorgan Chase Bank
          270 Park Avenue
          New York, New York 10017
          ABA# 021000021

or to such other bank account in the United States (or such other jurisdiction as may be agreed) as LESSOR may from time to time designate by at least three
(3) days prior written notice ("LESSOR'S BANK"). When it is stated in this Lease that an installment of the Security Deposit, the monthly Rent, Reserves or any other payment is due or must be paid or made by LESSEE by a specific date, then such payment actually must be received by LESSOR's Bank on or before such specific date on or before close of business (local time), even if, in order for such payment to be received by LESSOR's Bank by such specific date, LESSEE must initiate the wire transfer prior to such specific date.

5.7 DEFAULT INTEREST. If LESSOR's Bank does not receive the Rent or any other amount on or before the specific date when due, LESSOR will suffer loss and damage the exact nature and amount of which are difficult or impossible to ascertain. LESSEE will pay LESSOR as supplemental Rent (by way of agreed compensation and not as a penalty) interest on any due and unpaid amounts payable by LESSEE under this Lease. Interest will be calculated at a per annum rate (based on a 360 day year) which is equal to **Material Redacted** plus the Prime Rate in effect on the date on which the amount was originally due for the period from the date the amount originally was due through the date the amount actually is received at LESSOR's Bank or, in the case of LESSOR's performance of LESSEE's obligations hereunder, from the date of payment by LESSOR through the date of LESSEE's repayment to LESSOR ("DEFAULT Interest"). Default Interest will accrue on a day-to-day basis and be compounded monthly.

5.8 NO DEDUCTIONS OR WITHHOLDINGS. Subject to Article 16 of this Lease, All payments by LESSEE under this Lease, including the Security Deposit, Transaction Fee, Rent, Reserves, Default Interest, fees, indemnities or any other item, will be made in full without any deduction or withholding whether in respect of set-off, counterclaim, duties, or Taxes (in accordance with Article 16) imposed in the State of Registration or any jurisdiction from which such payments are made unless LESSEE is prohibited by Law from doing so, in which event LESSEE will gross up the payment amount such that the net payment received by LESSOR after any deduction or withholding equals the amounts called for under this Lease. LESSEE will also do all of the following:

      (a) Ensure that the deduction or withholding does not exceed the minimum amount legally required;

      (b) Pay to the relevant Government Entities within the period for payment permitted by applicable Law the full amount of the deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant hereto); and

      (c) Furnish to LESSOR within thirty (30) days after each payment an official receipt of the relevant Government Entities involved for all amounts so deducted or withheld.

5.9   NET LEASE.

    5.9.1 This Lease is a net lease and LESSEE's obligation to pay Rent and make other payments in accordance with this Lease will be absolute and unconditional under any and all circumstances and regardless of other events, including the following:

          (a) any right of set-off, counterclaim, recoupment, defense or other right (including any right of reimbursement) which LESSEE may have against LESSOR, Manufacturer, the Engine manufacturer or any other person for any reason, including any claim LESSEE may have for the foregoing;

          (b) unavailability or interruption in use of the Aircraft for any reason, including a requisition thereof or any prohibition or interference with or other restriction against LESSEE's use, operation or possession of the Aircraft (whether by Law or otherwise), any defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, the ineligibility of the Aircraft for any particular use or trade or for registration under the Laws of any jurisdiction or Total Loss of the Aircraft in accordance with Article 19.3;

          (c) insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against LESSOR, LESSEE, Manufacturer, the Engine manufacturer or any other Person;

          (d) invalidity or unenforceability or lack of due authorization of or other defect in this Lease;

          (e) failure or delay on the part of any party to perform its obligations under this Lease; or

          (f) any other circumstance which but for this provision would or might have the effect of terminating or in any other way affecting any obligation of LESSEE hereunder.

    5.9.2 Nothing in Article 5.9 will be construed to limit LESSEE's rights and remedies in the event of LESSOR's breach of its warranty of quiet enjoyment set forth in Article 21.2 or to limit LESSEE's rights and remedies to pursue in a court of law any claim it may have against LESSOR or any other Person.

5.10 CURRENCY INDEMNITY. If under any applicable Law, whether as a result of a judgment against LESSEE or the liquidation of LESSEE or for any other reason, any payment hereunder is required to be made or recovered in a currency other than Dollars then, to the extent that the payment (when converted into Dollars at the "rate of exchange" on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable Law) falls short of the amount payable under this Lease, LESSEE will as a separate and independent obligation, fully indemnify LESSOR against the amount of the shortfall. If the amount received by LESSOR upon converting the payment into Dollars exceeds the amount payable under this Lease, LESSOR will remit such excess to LESSEE. For the purposes of this paragraph "rate of exchange" means the rate at which LESSOR is able on the relevant date to purchase Dollars in New York or London (at LESSOR's option) with such other currency.

5.11 LESSOR PERFORMANCE OF LESSEE OBLIGATION. If LESSEE fails to make any payment under this Lease to a third party in connection with the Aircraft or fails to perform any other obligation required under this Lease, LESSOR may (but is not required to) at its election and without waiver of its rights perform such obligation and/or pay such amount. Within five (5) Business Days after written notice to LESSEE of the amount paid by LESSOR on behalf of LESSEE, LESSEE will repay such amount to LESSOR together with Default Interest. Such payment to LESSOR will constitute additional Rent payable by LESSEE to LESSOR hereunder. Any payment, performance or compliance by LESSOR of a LESSEE obligation hereunder will not affect the occurrence or continuance of a Default or Event of Default, as the case may be.

5.12 CONSIDERATION FOR RENT AND OTHER AMOUNTS. The amount of the Rent and other payments contained herein are in consideration of LESSEE's waiver of warranties and indemnities set forth in Articles 8 and 17, respectively, and the other provisions of this Lease.

                                    ARTICLE 6
                     INVOLVEMENT WITH AIRCRAFT MANUFACTURER

6.1 LESSEE SELECTION OF AIRCRAFT. LESSEE ACKNOWLEDGES THAT THE DESCRIPTION OF THE AIRCRAFT SET FORTH IN THIS LEASE IS BASED UPON INFORMATION SUPPLIED BY MANUFACTURER. LESSEE COVENANTS TO LESSOR THAT LESSEE HAS USED ITS OWN JUDGMENT IN SELECTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER, REPAIRER OR SERVICING AGENT OF THE AIRCRAFT.

6.2 AGENCY AGREEMENT. Certain obligations remain to be performed by LESSOR in connection with the manufacture, fabrication and completion of the Aircraft by Manufacturer which will be performed by LESSEE (as provided in the Agency Agreement). LESSEE will act as LESSOR's agent with respect to some of these matters pursuant to the terms of an Agency Agreement to be entered into between LESSEE and LESSOR in the form set forth in Exhibit B.

6.3 PROCUREMENT OF BFE. Unless otherwise agreed, LESSOR will procure all BFE for the Aircraft in accordance with the Aircraft specification. In respect of any additional BFE not part of LESSEE's Specification as of the date hereof, LESSOR and LESSEE shall use reasonable efforts to purchase such BFE under the supplier contract which provides the most favorable pricing.

6.4 ASSIGNMENT OF TRAINING. LESSOR hereby assigns to LESSEE all rights to training to which LESSOR is entitled as a result of LESSOR's purchase of the Aircraft and lease of the Aircraft to LESSEE. If LESSEE fails to take Delivery of the Aircraft when tendered in accordance with Article 6.7, LESSEE will immediately pay to LESSOR an amount equal to the Dollar value of such training based on what the training would have cost LESSEE had LESSEE purchased such training directly from Manufacturer.

6.5 LESSEE INSPECTION OF AIRCRAFT. During the course of final assembly of the Aircraft, and at Delivery, LESSEE will have its own representative present to inspect the Aircraft and to ensure its conformity with LESSEE's needs and the terms of this Lease. LESSEE will have ground inspection and acceptance flight rights with respect to the Aircraft. LESSEE acknowledges that, as between LESSEE and LESSOR, in accepting the Aircraft LESSEE is relying on its own inspection and knowledge of the Aircraft in determining whether the Aircraft meets the requirements of this Lease.

6.6 AIRCRAFT AT DELIVERY. At Delivery, the Aircraft will be as set forth in Exhibit A, as such description may be modified by any change requests agreed to among LESSEE, LESSOR and Manufacturer (which will be reflected in amendment(s) to this Lease). In the event of any discrepancies, LESSEE and LESSOR will cooperate in good faith with one another and with Manufacturer and the Engine manufacturer, as applicable, in order to arrive at a mutually acceptable resolution of any such discrepancies. LESSOR will use commercially reasonable efforts to cause Manufacturer to correct any discrepancies prior to Delivery or will cause Manufacturer to provide a commitment letter which will provide that any discrepancies which exist at Delivery will be corrected at no cost to LESSEE.

6.7 DELIVERY OF THE AIRCRAFT TO LESSEE. Subject to LESSEE and LESSOR having performed all of the conditions precedent to Delivery set forth herein, immediately following delivery of the Aircraft from Manufacturer to LESSOR, LESSOR will deliver the Aircraft to LESSEE at the Delivery Location. Provided that the Aircraft is in the condition required by Article 6.6, upon the tender of the Aircraft by LESSOR to LESSEE, LESSEE will accept the Aircraft and the date of tender by LESSOR to LESSEE will be deemed to be the Delivery Date for all purposes under this Lease, including, but not limited to, the commencement of LESSEE's obligation to pay Rent hereunder.

6.8 LESSEE ACCEPTANCE OF AIRCRAFT. If LESSEE fails to (a) comply with its obligations set forth in Article 6.2 (other than as a direct result of a failure by LESSOR to comply with LESSOR's obligations hereunder or under the Agency Agreement), (b) comply with the conditions contained in Articles 7.1 and 7.2 so as to allow Delivery to take place immediately following delivery of the Aircraft by Manufacturer to LESSOR or (c) take delivery of the Aircraft when properly tendered for delivery by LESSOR in the condition required hereunder, LESSEE will indemnify LESSOR for all costs and expenses incurred by LESSOR as a direct result thereof including (without limitation) any payments other than the purchase price which LESSOR becomes obliged to make to Manufacturer.

                                    ARTICLE 7
                    PRE-DELIVERY, DELIVERY AND POST-DELIVERY
                       DOCUMENTARY AND OTHER REQUIREMENTS

7.1 PRE-DELIVERY REQUIREMENTS. LESSEE will do each of the following prior to the Scheduled Delivery Date of the Aircraft within the time frames set forth below:

    7.1.1 Within one (1) month after execution of this Lease, LESSEE will deliver to LESSOR each of the following:

          (a) copies of resolutions of the Board of Directors of LESSEE or other written evidence of appropriate corporate action, duly certifying and authorizing the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease, together with an incumbency certificate as to the person or persons authorized to execute and deliver documents on behalf of LESSEE hereunder;

          (b) an opinion of counsel in the form and substance of Exhibit F.

    7.1.2 At least ten (10) days prior to the Scheduled Delivery Date, LESSEE will have delivered to LESSOR a Certificate of Insurance and Brokers' Letter of Undertaking in the form and substance of Exhibits C and D, respectively, (or other form reasonably satisfactory to LESSOR) from LESSEE's insurance brokers evidencing insurance of the Aircraft in accordance with this Lease from the Delivery Date.

    7.1.3 At least three (3) Business Days prior to the Scheduled Delivery Date, LESSEE will do each of the following:

          (a) pay to LESSOR the first monthly installment of Rent in accordance with Article 5.3.2;

          (b) provide LESSOR with a copy of such Aviation Documents as may be available prior to the Scheduled Delivery Date;

          (c) provide LESSOR with a power of attorney empowering LESSEE's representative, who may be an officer or employee of LESSEE, to accept the Aircraft on behalf of LESSEE;

          (d) provide LESSOR with a power of attorney in the form of Exhibit G; and

          (e) provide LESSOR with such other documents as LESSOR may reasonably request.

7.2 DELIVERY REQUIREMENTS. On the Delivery Date of the Aircraft, each of the following will occur:

    7.2.1 LESSEE will execute and deliver to LESSOR an Estoppel and Acceptance Certificate in the form of Exhibit E covering the Aircraft and effective as of the Delivery Date.

    7.2.2 if not previously done, LESSEE and LESSOR will sign an amendment or supplement to Exhibit A evidencing all agreed-to changes to the specification of the Aircraft.

    7.2.3 LESSEE will deliver a certificate signed by an officer of LESSEE stating all of the following:

          (a) the representations and warranties contained in Article 20 are true and accurate on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) no Default or Event of Default has occurred and is continuing or will result from LESSEE's lease of the Aircraft hereunder; and

          (c) to the extent applicable, such officer has examined the Creditor Agreements between LESSEE and the other Creditors and such Creditor Agreements contain terms pursuant to which, subject to reciprocal rights, such Creditors have agreed that they will not obtain any right, title or interest in an Engine which is installed on another aircraft (or, if this is not the case, such officer will identify in the certificate the parties, the aircraft and the Creditor Agreements for which this statement is untrue).

    7.2.4 LESSEE's counsel will deliver an opinion confirming the matters set forth in the opinion of counsel described in Article 7.1 and advising that all filing and other requirements described in the earlier opinion of counsel have been met to the extent the same may be met prior to Delivery of the Aircraft.

    7.2.5 If any Creditor Agreement provides or contemplates that such Creditor will obtain any right, title or interest in an Engine which is installed on such Creditor's aircraft, LESSEE will deliver (if reasonably available) to LESSOR an engines cooperation agreement in form and substance acceptable to LESSOR which is executed by LESSEE and LESSEE's Creditors (as defined therein); provided, however, to the extent such agreement has not been so delivered, LESSEE hereby agrees that LESSEE will not install an Engine on such Aircraft until such agreement shall have been delivered.

    7.2.6 LESSOR will deliver to LESSEE an assignment of Manufacturer and Engine manufacturer rights in the form and substance of Exhibits H and I, respectively, and concurrently therewith LESSOR, to the extent it has not previously done so, will be deemed to have assigned all product assurance and product support applicable to the owner or operator of the Aircraft to LESSEE during the Lease Term.

    7.2.7 LESSEE will deliver to LESSOR a copy of such Aviation Documents as have not been previously delivered which are available.

    7.3 POST-DELIVERY REQUIREMENTS.

    7.3.1 As soon as reasonably practicable after Delivery but not later than thirty (30) days after arrival of the Aircraft in Panama, if not previously provided, LESSEE will do each of the following:

          (a) procure registration of the Aircraft in the register of aircraft of the State of Registration showing LESSOR as the owner and provide evidence of the same to LESSOR;

          (b) provide LESSOR with copies of all Aviation Documents not previously delivered; and

          (c) if the Aircraft could not be registered at Delivery, provide LESSOR with a follow-up opinion of counsel advising that the Aircraft has been registered in the State of Registration and that all necessary filings have been made.

    7.3.2 Within forty five (45) days after Delivery, LESSEE will provide LESSOR with a Technical Evaluation Report for the Aircraft in the form and substance of Exhibit M, as revised.

                                    ARTICLE 8
                                   DISCLAIMERS

      LESSOR HAS COMMITTED TO LESSEE THAT ON THE DELIVERY DATE THE AIRCRAFT WILL BE IN THE CONDITION REQUIRED BY ARTICLE 6. SUCH COMMITMENT OR COVENANT ON THE PART OF LESSOR EXPIRES AND THE DISCLAIMERS SET FORTH IN THIS ARTICLE 8 APPLY UPON LESSEE'S ACCEPTANCE OF THE AIRCRAFT AND EXECUTION OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE. AFTER SUCH TIME, THEN AS BETWEEN LESSOR AND LESSEE:

8.1 "AS IS, WHERE IS". LESSEE AGREES THAT IT IS LEASING THE AIRCRAFT "AS IS, WHERE IS". LESSEE UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT NEITHER LESSOR NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES HAVE MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO (a) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONFORMITY TO THE PROVISIONS OF THIS LEASE, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT DOCUMENTATION IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, OR THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (b) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (c) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (d) ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

8.2 WAIVER OF WARRANTY OF DESCRIPTION. IN CONSIDERATION OF (a) LESSEE'S RIGHTS HEREUNDER TO INSPECT THE AIRCRAFT AND (b) LESSOR'S ASSIGNMENT TO LESSEE OF ANY EXISTING AND ASSIGNABLE WARRANTIES OF MANUFACTURER AND THE ENGINE MANUFACTURER, LESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE CONSTITUTE LESSEE'S WAIVER OF THE WARRANTY OF DESCRIPTION, ANY CLAIMS LESSEE MAY HAVE AGAINST LESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION AND ANY AND ALL RIGHTS IT MAY HAVE TO THE REMEDIES SET FORTH IN SECTIONS 10508 THROUGH 10522 OF THE CALIFORNIA COMMERCIAL CODE. EVEN IF AT ANY TIME THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION SUBSTANTIALLY IMPAIRS THE

VALUE AND UTILITY OF THE AIRCRAFT AND EITHER (i) LESSEE ACCEPTED THE
AIRCRAFT BASED ON A REASONABLE ASSUMPTION THAT THE NONCONFORMITY WOULD BE CURED AND IT WAS NOT SEASONABLY CURED OR (ii) LESSEE ACCEPTED THE AIRCRAFT WITHOUT DISCOVERING THE NONCONFORMITY BUT LESSEE'S ACCEPTANCE OF THE AIRCRAFT WAS REASONABLY INDUCED EITHER BY LESSOR'S ASSURANCES OR BY THE DIFFICULTY OF DISCOVERING ANY DEFECT PRIOR TO ACCEPTANCE, LESSEE AGREES NOT TO LOOK TO LESSOR FOR DAMAGES OR RELIEF ARISING OUT OF THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION.

8.3 LESSEE WAIVER. LESSEE hereby waives as between itself and LESSOR and agrees not to seek to establish or enforce any rights and remedies, express or implied (whether statutory or otherwise) against LESSOR or the Aircraft relating to any of the matters mentioned in Articles 8.1 or 8.2 and the leasing thereof by LESSOR to LESSEE.

8.4 CONCLUSIVE PROOF. DELIVERY BY LESSEE TO LESSOR OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE'S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND ENGINES AND (a) EACH IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR AND (b) THE AIRCRAFT AND ENGINES AND THE AIRCRAFT DOCUMENTATION ARE WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT DELIVERY) AND IN EVERY WAY SATISFACTORY TO LESSEE.

8.5 NO LESSOR LIABILITY FOR LOSSES. LESSEE agrees that LESSOR will not be liable to LESSEE, any sublessee or any Person, whether in contract or tort and however arising, for any cost, loss or damage (consequential or otherwise) arising out of the condition of the Aircraft, whether or not due in whole or in part to an act or omission or the active or passive negligence of LESSOR but excluding acts resulting from the willful misconduct of LESSOR.

8.6 NO LIABILITY TO REPAIR OR REPLACE. LESSOR will not be liable for any expense in repairing or replacing any item of the Aircraft or be liable to supply another aircraft or any item in lieu of the Aircraft or any Part thereof if the same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use.

8.7 NO WAIVER. Nothing in this Article 8 or elsewhere in this Lease will be deemed to be a waiver by LESSEE of any rights it may have against Manufacturer, the Engine manufacturer or any other Person including, without limitation, rights LESSEE may have under Article 9 of this Lease.

                                    ARTICLE 9
                     MANUFACTURERS' AND VENDORS' WARRANTIES

9.1 WARRANTIES. As set forth in Article 7.2.5, at Delivery LESSOR will assign to LESSEE for the duration of the Lease Term the benefit of all warranties and indemnities given to LESSOR by Manufacturer and the Engine manufacturer. Effective on the Delivery Date, all other vendor warranties with respect to the Aircraft are hereby assigned by LESSOR to LESSEE. Additionally, LESSOR will cooperate in a commercially reasonable manner with LESSEE in order to enforce any material warranty claims and take all other actions reasonably necessary to effectively assign to LESSEE and to secure the benefits for LESSEE of such warranties.

9.2 REASSIGNMENT. On the Termination Date, the benefit of any warranty assigned by LESSOR to LESSEE pursuant to Articles 7.2.5 and 9.1 will be reassigned automatically to LESSOR or its designee (with the exception of any claims and rights of payment to LESSEE arising prior to the Termination Date). LESSEE'S rights under such warranties (including LESSEE's claims and rights to payment thereunder) will revert to LESSOR during any period in which an Event of Default is continuing. Similarly, any additional warranties received by LESSEE from Manufacturer, Engine manufacturer and any other vendor or repair facility for work performed on the Aircraft, Engine or any Part during the Lease Term will be automatically assigned by LESSEE to LESSOR or its designee on the Termination Date (with the exception of any claims and rights of payment to LESSEE arising prior to the Termination Date). LESSEE at its own cost and expense will do all such things and execute such documents as may be required for these purposes.

9.3 WARRANTY CLAIMS. LESSEE will diligently and: promptly pursue any valid claims it may have against Manufacturer and others under such warranties with respect to the Aircraft.

                                   ARTICLE 10
                              OPERATION OF AIRCRAFT

10.1 COSTS OF OPERATION. LESSEE will pay all costs incurred in the operation of the Aircraft during the Lease Term and until the Termination Date, for profit or otherwise, including the costs of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, storage, landing and navigation fees, airport charges, passenger service and any and all other expenses of any kind or nature, directly or indirectly, in connection with or related to the use, movement and operation of the Aircraft. The obligations, covenants and liabilities of LESSEE under this paragraph arising prior to return of the Aircraft to LESSOR will continue in full force and effect, notwithstanding the termination of this Lease or expiration of the Lease Term.

10.2 COMPLIANCE WITH LAWS. Except as otherwise provided in this Lease, LESSEE agrees throughout the Lease Term and until the Termination Date to maintain operational control of the Aircraft and use the Aircraft in accordance with applicable Laws of the State of Registration and of any country, state, territory or municipality into or over which LESSEE may operate. LESSEE will not employ, suffer or cause the Aircraft to be used in any business which is forbidden by Law or in any manner which may reasonably be expected to render it liable to condemnation, destruction, seizure, or confiscation by any authority. LESSEE will not permit the Aircraft to fly to any airport or country if so doing would cause LESSEE or LESSOR to be in violation of any Law applicable to either of them or the Aircraft except as may be necessary to preserve the Aircraft or the safety, well being or life of passengers or crew, provided, however, that in such event LESSEE will take reasonable actions to remove the Aircraft from such airport or country as soon as reasonably practical.

10.3 TRAINING. LESSEE will not use the Aircraft for testing or for training of flight crew members other than LESSEE crew members and will not use the Aircraft for training any more than it utilizes for training the other aircraft in its fleet.

10.4 NO VIOLATION OF INSURANCE POLICIES. LESSEE will not use or permit the Aircraft to be used in any manner or for any purpose which is not covered by the insurance policies LESSEE is required to carry and maintain as set forth in this Lease. LESSEE will not carry any goods of any description excepted or exempted from such policies or do any other act or permit to be done anything which may reasonably be expected to invalidate or limit any such insurance policy.

10.5  FLIGHT AND AIRPORT CHARGES.

    10.5.1 LESSEE will pay promptly when due all airport or enroute navigation charges (including Eurocontrol charges if and when applicable), navigation service charges, landing fees and all charges payable by LESSEE for the use of or for services provided at any airport, whether in respect of the Aircraft or any other aircraft of LESSEE which, if unpaid, may reasonably be expected to subject the Aircraft to any lien, and will indemnify and hold LESSOR harmless in respect of the same. This indemnity will continue in full force and effect notwithstanding the termination or expiration of the Lease Term for any reason or the return of the Aircraft.

   10.5.2 If requested by LESSOR (but not more often than each six (6) months unless a Default or Event of Default shall have occurred and be continuing), LESSEE will provide LESSOR with a list of the airports to which LESSEE regularly operates the Aircraft or its other aircraft (in the event that the operation of such other aircraft may reasonably be expected to give rise to a lien on the Aircraft for navigation, landing, parking, storage or other similar charges). LESSEE hereby authorizes Eurocontrol (if and when applicable) or another aviation authority or airport or creditor claiming rights on the Aircraft to confirm the status of LESSEE'S payments to such creditor for the Aircraft and its other aircraft, as and when requested by LESSOR.

                                   ARTICLE 11
                                    SUBLEASES

11.1 NO SUBLEASE WITHOUT LESSOR CONSENT. LESSEE WILL NOT SUBLEASE OR PART WITH POSSESSION OF THE AIRCRAFT (EXCEPT FOR MODIFICATION, MAINTENANCE, TESTING, SERVICE AND/OR REPAIR) AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (NOT TO BE UNREASONABLY WITHHELD OR DELAYED) AND IN ACCORDANCE WITH SUCH REQUIREMENTS AS MAY FROM TIME TO TIME BE AGREED IN WRITING BETWEEN LESSOR AND LESSEE.

11.2 LESSOR COSTS. LESSEE will indemnify LESSOR on demand for all out-of-pocket expenses (including reasonable legal fees) incurred in connection with LESSOR's assessment of the subleasing proposal (whether or not LESSOR's consent to such sublease is ultimately given) and implementation of the sublease.

11.3 ANY APPROVED SUBLEASE. Any sublease approved by LESSOR will be for a term no greater than the remaining Lease Term. The applicable sublease agreement will contain provisions consistent with this Lease protecting LESSOR's title to the Aircraft, providing appropriate LESSOR disclaimers and indemnities, regarding the maintenance and repair standards for the Aircraft and concerning the insurances which will be carried by the sublessee and the circumstances which constitute a Total Loss of the Aircraft. Any such sublease will be subject and subordinate to this Lease. LESSOR will have an opportunity to review the proposed sublease agreement reasonably in advance in order to determine that it meets the requirements of this Article 11.3. In its sole and reasonable discretion, LESSOR may require an opinion of counsel in connection with such sublease, including LESSOR's right to repossess the Aircraft in the event of an Event of Default hereunder or under the sublease. LESSEE will not amend the terms of any approved sublease agreement without the prior written consent of LESSOR, which consent will not be unreasonably withheld.

11.4 ASSIGNMENT OF SUBLEASE. Any approved sublease will be assigned to LESSOR as security. LESSEE will deliver the original counterpart of the sublease to LESSOR and make any filings necessary to protect LESSOR's security interest.

11.5 WET LEASES. The wet leasing of the Aircraft during the Lease Term (in which LESSEE and its crews retain operational control of the Aircraft) will not be considered a sublease of the Aircraft and will be permitted without LESSOR's consent, provided that (a) the Aircraft remains registered in the State of Registration, (b) the Aircraft will be operated in accordance with applicable rules related to any Prohibited Country, (c) LESSEE provides LESSOR with either a certified copy of the applicable provisions from the wet lease agreement or an officer's certificate indicating whether LESSEE or the wet lessee will be responsible for maintaining the primary passenger, baggage and cargo liability insurance relating to operation under the wet lease and (d) LESSEE complies with
Article 18.9.

11.6 CONTINUED RESPONSIBILITY OF LESSEE. LESSEE will continue to be responsible for performance of its obligations under this Lease during any period of sublease or wet lease.

                                   ARTICLE 12
                             MAINTENANCE OF AIRCRAFT

12.1 GENERAL OBLIGATION. During the Lease Term and until the Termination Date, LESSEE alone has the obligation, at its expense, to maintain and repair the Aircraft, Engines, APU and all of the Parts (a) in accordance with the Maintenance Program, (b) in accordance with the rules and regulations of the Aviation Authority, (c) in accordance with Manufacturer's type design, (d) in accordance with any other regulations or requirements necessary in order to maintain a valid Certificate of Airworthiness for the Aircraft and meet the requirements at all times during the Lease Term and upon return of the Aircraft to LESSOR for issuance of a Standard Certificate of Airworthiness for transport category aircraft issued by the FAA in accordance with FAR Part 21 (except during those periods when the Aircraft is undergoing maintenance, Modification or repairs as required or permitted by this Lease and to the extent in conflict with the requirements of the Aviation Authority) and (e) in the same manner and with the same care as used by LESSEE with respect to aircraft and engines of like make and model operated by LESSEE and without in any way discriminating against the Aircraft as compared to such other aircraft.

12.2  SPECIFIC ENGINE REQUIREMENTS.

    12.2.1 No Engine will remain in an unserviceable condition for more than three (3) months unless engine restoration is ongoing and has not been suspended or delayed without reasonable technical cause and LESSEE uses commercially reasonable efforts to cause such Engine to be returned to service.

    12.2.2 When replacing Parts in the Engines, LESSEE will utilize only original equipment manufacturer parts (OEM parts). The foregoing will not apply to QEC and thrust reverser Parts.

    12.2.3 LESSEE will not discriminate against the Engines with respect to Overhaul build standards and life-limited Part replacements and, in any event, at each performance restoration shop visit on an Engine, LESSEE will (a) build the Engine life-limited Parts to at least **Material Redacted** cycles remaining and (b) perform, at a minimum, a performance restoration workscope sufficient to allow such Engine to achieve at least **Material Redacted** hours and **Material Redacted** cycles of operation following such shop visit. Notwithstanding the foregoing, LESSOR agrees that the performance restoration workscope contained in the maintenance cost per flight hour when agreed to among LESSEE, LESSOR and LESSEE's engine maintenance provider will be substituted for the performance restoration workscope described above. Failing the foregoing, LESSOR and LESSEE agree to negotiate in good faith and agree on a performance restoration workscope for the last engine shop visit which is reasonable in view of the age and condition of the Engine, the required condition at return and the cost of such restoration to LESSEE and LESSOR.

    12.2.4 With respect to the last Engine shop visit of an Engine prior to return of the Aircraft, LESSEE will submit to LESSOR in advance the intended workscope of such shop visit. If LESSOR requests, LESSEE will perform additional work at such shop visit at LESSOR's cost provided that if the same shall result in delay in redelivery, extension of the Lease Term or cause the Engine to be removed from service for a period in excess of the period the Engine would have been removed to revenue service absent such additional work, no Rent or other costs will be payable by LESSEE for the period which is attributable solely to LESSOR's requested work (unless and to the extent LESSOR and LESSEE shall have otherwise agreed in writing).

    12.2.5 Except as otherwise agreed by the parties (including, pursuant to any side letter) LESSEE will not enter into any Engine maintenance cost per flight hour, power-by-the-hour or similar agreement with the Engine manufacturer or any other Engine maintenance facility or organization without LESSOR's prior written consent which consent shall not be unreasonably withheld or delayed. LESSEE will at its cost be responsible for performing all work necessary to meet the return conditions with respect to the Engines set forth in Article 23 even if such work is not covered by LESSEE's Engine maintenance agreement. Without limiting the foregoing, any such Engine maintenance agreement will provide that:

    (a) LESSOR will receive and retain the monthly Engine Performance Restoration Reserves paid by LESSEE until an Engine shop visit has been completed;

    (b) LESSEE will pay the Engine maintenance facility directly for any Engine Overhaul and repair costs in excess of the Engine Performance Restoration Reserves, including any differential between the hourly Engine Performance Restoration Reserves payable by LESSEE to LESSOR and the hourly rates charged by the Engine maintenance facility; and

    (c) LESSEE will pay the Engine maintenance facility directly for any services provided by the Engine maintenance facility over and above repair of the Engines, such as trend monitoring, spare engines or spare parts.

12.3 SPECIFIC OBLIGATIONS. Without limiting Article 12.1, LESSEE agrees that such maintenance and repairs will include but will not be limited to each of the following specific items:

    (a) performance in accordance with the Maintenance Program of all routine and non-routine maintenance work;

    (b) incorporation in the Aircraft of all Airworthiness Directives, all mandatory service bulletins of Manufacturer, the Engine manufacturer and other vendors or manufacturers of Parts incorporated on the Aircraft and any service bulletins which must be performed in order to maintain the warranties on the Aircraft, Engines, APU and Parts;

      (c) incorporation in the Aircraft of all other service bulletins of Manufacturer, the Engine manufacturer and other vendors which LESSEE schedules to adopt within the Lease Term for the rest of its B737-700 / 800 aircraft fleet. It is the intent of the parties that the Aircraft will not be discriminated from the rest of LESSEE's fleet in service bulletin compliance (including method of compliance) or other maintenance matters unless LESSEE's exclusion of the such modification is reasonable giving consideration to the remaining Lease Term and industry practice;

      (d) incorporation in the Maintenance Program for the Aircraft of a corrosion prevention and control program as recommended by Manufacturer and the correction of any discrepancies in accordance with the recommendations of Manufacturer and the Structural Repair Manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer;

      (e) maintaining in English and keeping in an up-to-date status the records and historical documents set forth in Attachment 1 of Exhibit J;

      (f) maintaining historical records, in English, for on condition, condition-monitored, hard time and life-limited Parts (including an FAA Form 8130 or JAA Form 1) from the manufacturer of such Part or a repair facility which evidence that such Part is new or overhauled and establish authenticity, total time in service and time since overhaul for such
      Part), the hours and cycles the Aircraft and Engines operate and all maintenance and repairs performed on the Aircraft; and

      (g) properly documenting all repairs, Modifications and alterations and the addition, removal or replacement of equipment, systems or components in accordance with the rules and regulations of the Aviation Authority and reflecting such items in the Aircraft Documentation, including Manufacturer's manuals, as required by such rules and regulations. In addition, all repairs to the Aircraft will be accomplished in accordance with Manufacturer's Structural Repair Manual (or FAA-approved data supported by an FAA Form 8110-3 or equivalent). All Modifications and alterations will also be accomplished in accordance with FAA-approved data supported by FAA Form 8110-3 or equivalent.

12.4  REPLACEMENT OF PARTS.

    12.4.1 LESSEE, at its own cost and expense, will promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered unfit or beyond economical repair (BER) for use for any reason. In the ordinary course of maintenance, service, repair, overhaul or testing, LESSEE may remove any Part provided that LESSEE replaces such Part as promptly as reasonably practicable. All replacement Parts will (a) be owned by LESSEE free and clear of all Security Interests (except Permitted Liens) of any kind or description (or, if not owned by LESSEE, LESSEE guarantees to LESSOR such title and clearance of all Security Interests), (b) be in airworthy condition, and of at least equivalent model, service bulletin and modification status and have a value and utility at least equal to the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof and (c) have a current "serviceable tag" (an FAA Form 8130 or JAA Form 1) of the manufacturer or maintenance facility providing such items to LESSEE, indicating that such Parts are new, serviceable or Overhauled. So long as a substitution meets the requirements of the Maintenance Program and Aviation Authority, LESSEE may substitute for any Part a part that does not meet the requirements of the foregoing sentence if a complying Part cannot be procured or installed within the available ground time of the Aircraft and as soon as practicable the noncomplying part is removed and replaced by a complying Part. With respect to replacement modules in an Engine, the replacement module will not have been previously operated at a higher thrust rating than the replaced module. As set forth in Article 12.2.2, LESSEE may not replace any
            Part in the Engines, excluding QEC and thrust reversers, with a part other than an original equipment manufacturer part (an OEM part). With respect to replacement modules in an Engine, the replacement module will not have been previously operated at a higher thrust rating than the replaced module.

    12.4.2 All Parts removed from the Airframe, any Engine or the APU will remain the property of LESSOR and subject to this Lease no matter where located, until such time as such Parts have been replaced by Parts (which have been incorporated or installed in or attached to the Airframe, such Engine or the APU) which meet the requirements for replacement Parts specified above and title to such replacement Parts has passed to LESSOR under the Laws of the State of Registration and the lex situs. To the extent permitted by the Laws of the State of Registration and the lex situs it is the intent of LESSOR and LESSEE that without further act and immediately upon any replacement Part becoming incorporated, installed or attached to the Airframe, an Engine or the APU as above provided, (a) title to the removed Part will thereupon vest in LESSEE, free and clear of all rights of LESSOR and LESSOR Liens and LESSOR will, upon LESSEE's reasonable request, provide LESSEE with a bill of sale thereto, (b) title to the replacement Part will thereupon vest in LESSOR free and clear of all rights of LESSEE free and clear of all rights of LESSEE and liens (other than LESSOR Liens) and LESSEE will, upon LESSOR's reasonable request, provide LESSOR with a bill of sale thereto and
            (c) such replacement Part will become subject to this Lease and be deemed to be a Part hereunder to the same extent as the Parts originally incorporated or installed in or attached to the Airframe, such Engine or the APU.

12.5  REMOVAL OF ENGINES.

    12.5.1 If an Engine is removed for testing, service, repair, maintenance, Overhaul work, alterations or modifications, title to such Engine will at all times remain vested in LESSOR.

    12.5.2 LESSEE will be entitled to remove any of the Engines from the Aircraft and install another engine or engines on the Aircraft, provided that LESSEE complies with each of the following obligations:

      (a) the insurance requirements set forth in Article 18 and Exhibit C are in place;

      (b) LESSEE ensures that the identification plates referred to in Article 15 are not removed from any Engine upon such Engine being detached from the Aircraft; and

      (c) title to the Engine remains with LESSOR free from all Security Interests (except Permitted Liens) regardless of the location of the Engine or its attachment to or detachment from the Aircraft.

12.6  REMOVAL OF APU.

    12.6.1 If the APU is removed for testing, service, repair, maintenance, Overhaul work, alterations or modifications, title to the APU will at all times remain vested in LESSOR.

    12.6.2 LESSEE will be entitled to remove the APU from the Aircraft and install another auxiliary power unit on the Aircraft, provided that LESSEE complies with each of the following obligations:

      (a) the insurance requirements set forth in Article 18 and Exhibit C are in place;

      (b) LESSEE ensures that the identification plates referred to in Article 15 are not removed from the APU; and

      (c) title to the APU remains with LESSOR free from all Security Interests (except Permitted Liens) regardless of the location of the APU or its attachment to or detachment from the Aircraft.

12.7 POOLING OF ENGINES, APU AND PARTS. With LESSOR's prior written consent, not to be unreasonably withheld or delayed, LESSEE may subject the Engines, APU and Parts to normal interchange or pooling agreements with responsible international scheduled commercial air carriers customary in the airline industry and entered into by LESSEE in the ordinary course of its business with respect to its entire B737-700 / 800 fleet so long as (a) in the case of pooling of an Engine or APU, such Engine or APU is returned to LESSEE within one hundred eighty (180) days, (b) no transfer of title to the Engine or APU occurs, (c) all other terms of this Lease continue to be observed with respect to the Engines, APU or Parts, including but not limited to Articles 8, 10, 12, 14, 15, 16, 17, 18 and 19 and (d) LESSEE continues to be fully responsible to LESSOR for the performance of all of its obligations hereunder.

12.8 INSTALLATION OF ENGINES ON OTHER AIRCRAFT. Any Engine removed from the Aircraft may be installed on another aircraft in LESSEE's fleet which utilizes engines of the same type as the Engine only if one of the situations described in this Article 12.8 exists:

    12.8.1 LESSEE or LESSOR has title to such other aircraft free and clear of all Security Interests (except Permitted Liens).

    12.8.2 LESSEE, LESSOR and all of the Creditors of LESSEE of such aircraft enter into an engines cooperation agreement in form and substance acceptable to LESSOR in which each party agrees to recognize one another's rights in the engines. LESSEE will reimburse LESSOR and LESSOR's Lender for their reasonable attorneys' fees and costs in negotiating and finalizing engine cooperation agreement arrangements with LESSEE and its Creditors.

    12.8.3 Such other aircraft is subject to a Creditor Agreement (but no other Security Interests except Permitted Liens) which by its terms expressly or effectively states that such Creditor and its successors and assigns will not acquire any right, title or interest in any Engine by reason of such Engine being installed on such aircraft provided the owner of such Engine provides reciprocal title recognition provisions. To evidence the foregoing, at or before Delivery, LESSEE will provide LESSOR with an officer's certificate as to this matter (and, officer's certificate will be provided during the Lease Term with respect to other Creditor Agreements regarding aircraft entering LESSEE's operating fleet subsequent to Delivery). LESSEE hereby agrees that if LESSOR's title to an Engine is in fact impaired under any such Creditor Agreement, such impairment will be a Total Loss of such Engine and the provisions of
            Article 19.5 will apply. To the extent another Creditor Agreement contains such provisions, then LESSOR hereby agrees for the benefit of the Creditor of such Creditor Agreement that neither LESSOR nor its successors or assigns will acquire or claim any right, title or interest in any engine in which LESSEE or another Creditor has an interest as a result of such engine being installed on the Airframe.

12.9 ENGINE THRUST RATING. If an Engine is utilized by LESSEE on the Aircraft or on any other airframe (or if the Engine is utilized by any sublessee or user under a pooling arrangement in accordance with this Lease) at a thrust rating greater than the thrust rating set forth in Exhibit A, LESSEE will promptly notify LESSOR and the amounts of Engine Performance Restoration Reserves and, if applicable, Engine LLP Reserves, set forth in Article 5.4.1 will be increased in an amount consistent with Engine manufacturer's published data. Notwithstanding anything to the contrary herein, Engine Performance Restoration Reserves shall be calculated with respect to any relevant period based on the thrust rating at which the Engine is actually operated, from time to time, during such period.

12.10 MODIFICATIONS.

    12.10.1 No modification, alteration, addition or removal to the Aircraft ("MODIFICATION") expected to cost over **Material Redacted** **Material Redacted** or deviation from the Aircraft's original type design or configuration will be made without the prior written consent of LESSOR, which consent will not be unreasonably withheld or delayed. The term Modification does not include Airworthiness Directives or Manufacturer's recommended service bulletins, for which LESSOR's consent is not required. **Material Redacted**.

    12.10.2 LESSOR may review LESSEE's proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed Modification. If requested by LESSOR, LESSEE will furnish LESSOR (at LESSEE's expense) with such documents in final form and any other documents required by Law, as a result of such Modification. All Modifications incorporated on the Aircraft will be properly documented in the Aircraft Documentation and be fully approved by the Aviation Authority.

    12.10.3 Notwithstanding any other provision of this Lease, no Modification will be made which has the effect of decreasing the utility or value of the Aircraft or invalidating any warranty applicable to the Aircraft.

    12.10.4 No Modification will be made by LESSEE if an Event of Default exists and is continuing hereunder.

    12.10.5 Unless otherwise agreed by LESSOR in writing, all permanent or structural Modifications will promptly become a part of the Aircraft and LESSEE relinquishes to LESSOR all rights and title thereto. However, all temporary and non-structural Modifications will remain the property of LESSEE and, at LESSOR's request and LESSEE's cost, will be removed from the Aircraft prior to return of the Aircraft, with LESSEE restoring the Aircraft to the condition it was in prior to the Modification in a manner cosmetically acceptable to LESSOR (considering international passenger airline standards). Notwithstanding the foregoing, no such removal will be permitted without LESSOR's permission after the occurrence of an Event of Default hereunder and immediately upon the occurrence of an Event of Default hereunder, without the requirement of any further act or notice, all right, title and interest in such Modifications will immediately vest in LESSOR.

    12.10.6 LESSOR will bear no liability for the cost of Modifications of the Aircraft whether in the event of grounding or suspensions of certification, or for any other cause.

12.11 PERFORMANCE OF WORK BY THIRD PARTIES. Whenever maintenance and repair work on the Aircraft or Engines will be regularly performed by a Person other than LESSEE, such Person will be an FAA-authorized repair station.

12.12 REPORTING REQUIREMENTS.

    12.12.1 Commencing with a report furnished ten (10) days after the end of the calendar month in which Delivery occurs, LESSEE will furnish to LESSOR a Monthly Report in English in the form attached hereto as Exhibit K. Each Monthly Report will be furnished within ten (10) days after the end of each calendar month, except that the Monthly Report pertaining to the last month (or any portion thereof) of this Lease will be furnished to LESSOR on the Termination Date.

    12.12.2 Once each eighteen months during the Lease Term, LESSEE will provide LESSOR with an updated Technical Evaluation Report for the Aircraft in the form and substance of Exhibit M, as revised.

    12.12.3 From time to time, LESSEE will provide LESSOR with such other technical information or documents as LESSOR may reasonably request.

12.13 INFORMATION REGARDING MAINTENANCE PROGRAM. Upon reasonable notice to LESSEE, LESSEE will provide LESSOR with access to the Maintenance Program for the Aircraft, as reasonably requested by LESSOR.

12.14 LESSOR RIGHTS TO INSPECT AIRCRAFT. On reasonable notice, LESSOR and/or its authorized agents or representatives will have the right to inspect the Aircraft and Aircraft Documentation. LESSOR agrees that such requests will be coordinated with LESSEE so as to cause the minimum practical disturbance to LESSEE's operation or its personnel. LESSEE agrees to cooperate with LESSOR in making the Aircraft and Aircraft Documentation available to such authorized technical teams. LESSOR will have no duty to make any such inspection and will not incur any liability or obligation by reason of (and LESSEE's indemnity obligations pursuant to Article 17 will apply notwithstanding) making or not making any such inspection or by reason of any reports it receives or any reviews it may make of the Aircraft records.

                                   ARTICLE 13
                                 USE OF RESERVES

13.1 AIRFRAME RESERVES. LESSOR will reimburse LESSEE from the Airframe Reserves for the actual cost of performing all task as described in the MPD (including systems, zonal, CPCP, SID, structural and lubrication) performed during the Airframe heavy checks (performed at **Material Redacted** and **Material Redacted** years) any non routine tasks and the rectification of and deficiencies resulting from such inspection (including materials), with work performed for all other causes excluded, including those causes set forth in
Article 13.5. Subject to Article 16.1 and excluding exchange fees and handling, packaging and shipping charges, reimbursement will be made up to the amount in the Airframe Reserves on the commencement date of the structural check.

13.2  ENGINE PERFORMANCE RESTORATION RESERVES.

    13.2.1 LESSOR will reimburse LESSEE from the Engine Performance Restoration Reserves for the actual cost associated with performance restoration of the Basic Engine during completed Engine shop visits (i.e. heavy maintenance visits) requiring off-wing teardown and/or disassembly as described in Article 12.2.3, with work performed for all other causes excluded, including those causes set forth in Article 13.5. Subject to Article 16.1 and excluding exchange fees and handling, packaging and shipping charges, reimbursement for an Engine will be made up to the amount in the Engine Performance Restoration Reserves applicable to such Engine at the time of removal of such Engine.

    13.2.2 Reimbursement from the Engine Performance Restoration Reserves will be limited as to each module of such Engine in accordance with the following percentages of the remaining total amount in the Engine Performance Restoration Reserves for such Engine:

                  **Material Redacted** % Fan and Accessory Gearbox Module

                  **Material Redacted** % High Pressure Compressor

                  **Material Redacted** % High Pressure Turbine

                  **Material Redacted** % Low Pressure Turbine

    13.2.3 LESSEE will not enter into any Engine maintenance cost per flight hour, power-by-the-hour or similar agreement for the Engines with the Engine manufacturer or any other Engine maintenance facility or organization without LESSOR's consent.

13.3 ENGINE LLP RESERVES. LESSOR will reimburse LESSEE from the Engine LLP Reserves for an Engine for the actual out-of-pocket materials cost without overhead, LESSEE mark-up or profit factor associated with the replacement of life-limited Parts in such Engine during completed Engine shop visits (i.e. heavy maintenance visits) requiring off-wing teardown and/or disassembly as described in Article 1.2.2.3, with work performed for all other causes excluded, including those causes set forth in Article 13.5. Subject to Article
16.1 and excluding exchange fees and handling, packaging and shipping charges, reimbursement for replacement of life-limited Parts in an Engine will be made up to the amount in the Engine LLP Reserves applicable to such Engine at the time of removal of such Engine.

13.4 REIMBURSEMENT. LESSEE will be entitled to reimbursement from the Reserves after the work is completed and the Airframe or Engine has left the repair agency, by submitting invoices and proper documentation within six (6) months after completion of the work. LESSOR shall reimburse LESSEE from the Reserves promptly and in any event within thirty (30) days after LESSEE has delivered to LESSOR such invoices and proper documentation. LESSEE may only seek reimbursement from the Airframe Reserves one time in any calendar year. For the Airframe, proper documentation includes a list of all routine and non-routine work cards with corresponding references to the MPD and an itemized labor and materials report. For the Engine, proper documentation includes a description of the reason for removal, a shop teardown report, a shop findings report, a full description of the workscope and complete disk records for the Engine both prior to and after the shop visit. Both the invoice supplied by the Engine repair facility and that submitted by LESSEE to LESSOR with respect to an Engine will state whether or not credits were provided due to life remaining on any removed Engine Parts and the amount of any such credits will be itemized.

13.5 REIMBURSEMENT ADJUSTMENT. By way of example, among the exclusions from reimbursement are those items resulting from repairs covered by LESSEE's or a third party's insurance, (deductibles being for the account of LESSEE) or warranties or required as a result of an Airworthiness Directive, manufacturer's service bulletin, negligent maintenance or installation, improper operations, misuse, neglect, accident, incident, ingestion, or other accidental cause. Reimbursement from the Reserves will not be available for the quick engine change (QEC) Parts, thrust reversers or any of their associated components. All invoices subject to reimbursement from LESSOR will be reduced (by adjustment between LESSEE and LESSOR retroactively if necessary) by the actual amounts received by LESSEE on account of such work from responsible third parties or other sources, such as insurance proceeds, manufacturer's warranties, guarantees, concessions and credits (including, with respect to Engines, credits due to life remaining on any removed Engine Parts). Notwithstanding the foregoing, in the event that accident, incident or other accidental cause necessitates a repair and during the course of such repair the workscope results in performance restoration to, the Engine or installation of LLPs with more life remaining, the performance restoration portion or LLP life betterment of such repair workscope may be claimed by LESSEE from Engine Performance Restoration Reserves or Engine LLP Reserves (as applicable).

13.6 COSTS IN EXCESS OF RESERVES. LESSEE will be responsible for payment of all costs in excess of the amounts reimbursed hereunder. If on any occasion the balance in the Airframe Reserves, Engine Performance Restoration Reserves for a particular Engine or Engine LLP Reserves for a particular Engine (at the time of the structural check, in the case of the Airframe, or at the time of removal, in the case of an Engine, the Landing Gear and the APU) is insufficient to satisfy a claim for reimbursement in respect of the Airframe or such Engine, as applicable, the shortfall may not be carried forward or made the subject of any further claim for reimbursement.

13.7 REIMBURSEMENT AFTER TERMINATION DATE. LESSEE may not submit any invoice for reimbursement from the Reserves after the Termination Date unless on or prior to such date LESSEE has notified LESSOR in writing that such outstanding invoice will be submitted after the Termination Date and the anticipated amount of such invoice. So long as LESSEE has provided such notice to LESSOR, LESSEE may then submit outstanding invoices at any time within six (6) months after the Termination Date. Subject to the foregoing, any balance remaining in the Reserves on the Termination Date will be retained by LESSOR, **Material Redacted**.

                                   ARTICLE 14
                             TITLE AND REGISTRATION

14.1 TITLE TO THE AIRCRAFT DURING LEASE TERM. Title to the Aircraft will be and remain vested in LESSOR. LESSOR and LESSEE intend this Lease to be a "true lease". LESSEE will have no right, title or interest in the Aircraft except as provided in this Lease.

14.2 REGISTRATION OF AIRCRAFT. LESSEE at its sole cost and expense will (a) register and maintain registration of the Aircraft in the name of LESSOR at the register of aircraft in the State of Registration and (b) from time to time take all other steps then required by Law (including the Geneva Convention if applicable) or by practice, custom or understanding or as LESSOR may reasonably request to protect and perfect LESSOR's interest in the Aircraft and this Lease in the State of Registration or in any other jurisdictions in or over which LESSEE may operate the Aircraft.

14.3 FILING OF OTIS LEASE. To the extent permitted by Law and in accordance with the requirements of the Law from time to time, LESSEE at its sole cost and expense will cause this Lease to be kept, filed, recorded and refilled or rerecorded in the State of Registration and in any other offices necessary to protect LESSOR's rights hereunder.

14.4 EVIDENCE OF REGISTRATION AND FILINGS. As LESSOR may reasonably request from time to time (but not more often than once annually unless a Default or Event of Default shall have occurred and be continuing), LESSEE will furnish to LESSOR an opinion of counsel or other evidence reasonably satisfactory to LESSOR of the registrations and filings required hereunder.

                                   ARTICLE 15
                              IDENTIFICATION PLATES

      LESSOR will affix and LESSEE will at all times maintain on the Airframe, each Engine and the APU the identification plates containing the following legends or any other legend requested by LESSOR in writing:

15.1  AIRFRAME IDENTIFICATION PLATES.

Location:            One to be affixed to the Aircraft structure above the forward entry door adjacent to and not less prominent than that of Manufacturer's data plate and another in a prominent place on the flight deck.

Size:                No smaller than 2" x 3".

Legend:              "THIS AIRCRAFT IS OWNED BY INTERNATIONAL LEASE FINANCE CORPORATION AND IS
                     OPERATED UNDER LEASE BY COMPANIA PANAMENA DE AVIACION, S.A.

                     MANUFACTURER'S SERIAL NO: 32800

                     OWNER'S ADDRESS:

                     INTERNATIONAL LEASE FINANCE CORPORATION
                     10250 Constellation Boulevard, 34th Floor
                     Los Angeles, California 90067, U.S.A.
                     Fax: (310) 788-1990

15.2  ENGINE IDENTIFICATION PLATES.

Location:           The legend on the plate must be no less prominent than the Engine data plate and must be visible.

Size:               No smaller than 1" x 4".

Legend:             "THIS ENGINE IS OWNED BY INTERNATIONAL LEASE FINANCE CORPORATION,
                    LOS ANGELES, CALIFORNIA, USA AND IS OPERATED UNDER LEASE BY COMPANIA
                    PANAMENA DE AVIACION, S.A."

15.3  APU IDENTIFICATION PLATE.

Location:           The legend on the plate must be visible.

Size:               No smaller than 1" x 3".

Legend:             "THIS APU IS OWNED BY INTERNATIONAL LEASE FINANCE CORPORATION,
                    LOS ANGELES, CALIFORNIA,

                    USA AND IS OPERATED UNDER LEASE BY COMPANIA PANAMENA DE AVIACION, S.A."

                                   ARTICLE 16
                                      TAXES

16.1 GENERAL OBLIGATION OF LESSEE. Except as set forth in Article 16.2, LESSEE agrees to pay promptly when due, and to indemnify and hold harmless LESSOR on a full indemnity basis from, all license and registration fees and all taxes, fees, levies, imposts, duties, charges, deductions or withholdings of any nature (including without limitation any value added, franchise, transfer, sales, gross receipts, use, business, excise, turnover, personal property, stamp or other tax) together with any assessments, penalties, fines, additions to tax or interest thereon, however or wherever imposed (whether imposed upon LESSEE, LESSOR, on all or part of the Aircraft, the Engines or otherwise), by any Government Entity or taxing authority in the U.S., Panama or any foreign country or by any international taxing authority (including the City or County of Los Angeles), upon or with respect to, based upon or measured by any of the following (collectively, "TAXES"):

      (a) the Aircraft, Engines, APU or any Parts;

      (b) the use, operation or maintenance of the Aircraft or carriage of passengers or freight during the Lease Term and until the Termination Date;

      (c) this Lease, the payments due hereunder and the terms and conditions hereof; and

      (d) the ownership, financing, delivery, import or export, return, sale, payment of Total Loss Proceeds or other disposition of the Aircraft.

16.2 EXCEPTIONS TO INDEMNITY. The indemnity provided for in Article 16.1 does not extend to any of the following Taxes:

      (a) Taxes imposed by the U.S. or the State of California on the net income, gross receipts, capital, turnover or net worth and franchise taxes of LESSOR;

      (b) Taxes in jurisdictions in which LESSOR would have been subject to Tax to the extent that the parties had not consummated this transaction; provided, however, that if LESSEE's operation of the Aircraft to a jurisdiction and the operation of other aircraft owned by LESSOR to such jurisdiction causes LESSOR to be liable for any tax, then LESSEE will pay the portion of such Tax attributed to LESSEE's operations in such jurisdiction;

      (c) Taxes imposed in connection with a LESSOR's voluntary transfer or other disposition of all or any part of its interest in the Aircraft (or any part thereof) or this Lease other than resulting from an Event of Default which shall have occurred and be continuing or other foreclosure, seizure or sale of the Aircraft resulting from LESSEE's action or inaction;

      (d) Taxes imposed as a direct result of any LESSOR Lien;

      (e) any additional or incremental tax which arise solely as a result of LESSOR's failure to provide information necessary, for LESSEE to properly complete and file any tax return or request an otherwise legally available exemption;

      (f) Taxes solely attributable a sale or transfer of the Aircraft not resulting from an act or omission of LESSEE;

      (g) Taxes attributable to the period prior to Delivery or after the Termination Date; or

      (h) Taxes attributable to LESSOR's gross negligence, willful misconduct or breach of this Lease.

16.3 AFTER-TAX BASIS. The amount which LESSEE is required to pay with respect to any Taxes indemnified against under Article 16.1 is an amount sufficient to restore LESSOR on an after-tax basis to the same position LESSOR would have been in had such Taxes not been incurred. LESSEE may satisfy its obligations under this Article 16 by paying and indemnifying LESSOR for Taxes payable by LESSEE hereunder or grossing up payments made pursuant to this Lease in an amount sufficient to allow LESSOR to pay such Taxes and receive the full benefit of this Lease provided LESSEE will not be obligated to pay such Tax obligations twice as a result of gross-up and indemnity.

16.4 TIMING OF PAYMENT. Any amount payable to LESSOR pursuant to this Article 16 will be paid within thirty (30) days after receipt of a written demand therefor from LESSOR accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided, however, that such amount need not be paid by LESSEE prior to the earlier of (a) the date any Tax is payable to the appropriate Government Entity or taxing authority or (b) in the case of amounts which are being contested by LESSEE in good faith or by LESSOR pursuant to Article 16.5, the date such contest is finally resolved.

16.5 CONTESTS. If a claim is made against LESSOR for Taxes with respect to which LESSEE is liable for a payment or indemnity under this Lease, LESSOR will promptly give LESSEE notice in writing of such claim; provided, however, that LESSOR's failure to give notice will not relieve LESSEE of its obligations hereunder except to the extent such failure impairs or precludes LESSEE's ability to contest the claim or to the extent such failure results in additional liability to LESSEE. So long as (a) a contest of such Taxes does not involve any danger of the sale, forfeiture or loss of the Aircraft or any interest therein,
(b) if LESSOR so requests, LESSEE has provided LESSOR with an opinion of independent tax counsel that a reasonable basis exists for contesting such claim and (c) adequate reserves have been made for such Taxes or, if required, an adequate bond has been posted, then LESSOR at LESSEE's written request will in good faith, with due diligence and at LESSEE's expense, contest (or permit LESSEE to contest in the name of LESSEE or LESSOR) the validity, applicability or amount of such Taxes.

16.6 REFUNDS. Upon receipt by LESSOR of a refund of all or any part of any Taxes (including any deductions or withholdings referred to in Article 5.8) which LESSEE has paid, LESSOR will pay to LESSEE the net amount of such Taxes refunded.

16.7 COOPERATION IN FILING TAX RETURNS. LESSEE and LESSOR will cooperate with one another in providing information which may be reasonably required to fulfill each party's tax filing requirements and any audit information request arising from such filing.

16.8 TAX RESTRUCTURING. In the event that any withholding, value added tax or similar tax or duty is payable in the State of Registration or any jurisdiction from which such payments originate in respect of any Rent, Reserves or other amounts payable pursuant to this Lease, LESSEE and LESSOR will cooperate in good faith to restructure this Lease in a manner which minimizes or eliminates any such tax including a synthetic lease through another country which has favorable tax treatment of such payments.

16.9 SURVIVAL OF OBLIGATIONS. The representations, warranties, indemnities and agreements of LESSEE provided for in this Article 16 will survive the Termination Date.

                                   ARTICLE 17
                                   INDEMNITIES

17.1 GENERAL INDEMNITY. Except as set forth in Article 17.2, LESSEE agrees to indemnify and hold harmless LESSOR and its officers, directors, employees, agents and shareholders (individually an "INDEMNITEE" and collectively "INDEMNITEES") from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees, costs and related expenses) of every kind and nature, whether or not any of the transactions contemplated by this Lease are consummated (collectively "EXPENSES"), which are imposed on, incurred by or asserted against any Indemnitee and which are in any way relating to, based on or arising out of any of the following:

      (a) this Lease or any transactions contemplated hereby;

      (b) the operation, possession, use, non-use, control, leasing, subleasing, maintenance, storage, overhaul, testing or inspections of the Aircraft, any Engine, the APU or any Part (whether by LESSEE, any sublessee or any other Person other than LESSOR or any Person claiming by or through LESSOR in violation of LESSOR's covenant of quiet enjoyment contained in Article 21.2) during the Lease Term and until the Termination Date or the acceptance flights at return, whether or not the same is in compliance with the terms of this Lease, including without limitation claims for death, personal injury, property damage, other loss or harm to any Person and claims relating to any Laws, including without limitation environmental control, noise and pollution laws, rules or regulations;

      (c) the manufacture, design, acceptance, improper rejection, delivery, return, sale after an Event of Default, import, export, condition, repair, modification, servicing, customer, product support, information or training provided by Manufacturer and other vendors, airworthiness, registration, reregistration, performance, sublease, merchantability, fitness for use, substitution or replacement of an Engine, APU or any Part by LESSEE under this Lease or other transfer of use or possession of the Aircraft, an Engine, the APU or any Part, including under a pooling or interchange arrangement, including without limitation latent and other defects, whether or not discoverable and patent, trademark or copyright infringement;

      (d) the prevention or attempt to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing the release of the Aircraft; or

      (e) as a consequence of any Default or Event of Default by LESSEE.

The foregoing indemnity by LESSEE is intended to include and cover any Expense to which an Indemnitee may be subject (in contract, tort, strict liability or under any other theory) regardless of the negligence, active or passive or any other type, of such Indemnitee, so long as such Expense does not fall within any of the exceptions listed in Article 17.2.

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

17.2  EXCEPTIONS TO GENERAL INDEMNITIES. The indemnity provided for in Article
17.1 will not extend to Expenses of any Indemnitee to the extent resulting from or arising out of any of the following:

      (a) Expenses which have resulted from the willful misconduct of such Indemnitee;

      (b) Expenses which are attributable to acts or events which occur after the Termination Date and return of the Aircraft to LESSOR in the condition required hereunder, but in any such case only to the extent not attributable to acts or omissions of LESSEE;

      (c) **Material Redacted**;

      (d) **Material Redacted**;

      (e) **Material Redacted**;

      (f) Expenses solely attributable a sale or transfer of the Aircraft not resulting from an act or omission of LESSEE;

      (g) Expenses representing Taxes, it being acknowledged that the terms of
      Article 16 apply exclusively to LESSEE's indemnity obligations with respect to Taxes; or

      (h) Expenses due to the breach by LESSOR (or any person lawfully claiming through LESSOR) of its covenant of quiet enjoyment pursuant to Article
      21.2 (except to the extent covered by the insurances LESSEE is required to carry pursuant to Article 18 or other LESSEE insurances).

17.3 AFTER-TAX BASIS. The amount which LESSEE will be required to pay with respect to any Expense indemnified against under Article 17.1 will be an amount sufficient to restore the Indemnitee, on an after-tax basis, to the same position such Indemnitee would have been in had such Expense not been incurred after taking into account the amount of any credits, deductions or other Tax benefits or savings realized by such Indemnitee.

17.4 TIMING OF PAYMENT. It is the intent of the parties that each Indemnitee will have the right to indemnification for Expenses hereunder as soon as a claim is made and as soon as an Expense is incurred, whether or not such claim is meritorious and whether or not liability is established (but subject to Article 17.8). LESSEE will pay an Indemnitee for Expenses pursuant to this Article 17 within thirty (30) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity.

17.5 SUBROGATION. Upon the payment in full of any indemnity pursuant to this
Article 17 by LESSEE, LESSEE will be subrogated to any right of the Indemnitee in respect of the matter against which such indemnity has been made.

17.6 NOTICE. Each Indemnitee and LESSEE will give prompt written notice one to the other of any liability of which such party has knowledge for which LESSEE is, or may be, liable under Article 17.1; provided, however, that failure to give such notice will not terminate any of the rights of Indemnitees under this
Article 17 except to the extent that LESSEE has been prejudiced by the failure to provide such notice.

17.7 REFUNDS. If any Indemnitee obtains a recovery of all or any part of any amount which LESSEE has paid to such Indemnitee, such Indemnitee will pay to LESSEE the net amount recovered by such Indemnitee.

17.8 DEFENSE OF CLAIMS. Unless an Event of Default has occurred and is continuing, LESSEE and its insurers will have the right (in each such case at LESSEE's sole expense) to investigate or, provided that LESSEE or its insurers have not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to Article
17.1 and each Indemnitee will cooperate with LESSEE or its insurers with respect thereto. If LESSEE or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the Indemnitees. If not, the Indemnitees will have the right to retain counsel of their choice at LESSEE's expense.

17.9 SURVIVAL OF OBLIGATION. Notwithstanding anything in this Lease to the contrary, the provisions of this Article 17 will survive the Termination Date and continue in full force and effect notwithstanding any breach by LESSOR or LESSEE of the terms of this Lease, the termination of the lease of the Aircraft to LESSEE under this Lease or the repudiation by LESSOR or LESSEE of this Lease.

                                   ARTICLE 18
                                    INSURANCE

18.1 CATEGORIES OF INSURANCE. Throughout the Lease Term and until the Termination Date, LESSEE will, at its own expense, effect and maintain in full force-and effect the types of insurance and amounts of insurance (including deductibles) described in Exhibit C through such brokers and with such insurers as may be approved by LESSOR (acting reasonably and in consultation with the other providers of LESSEE's aircraft), such approval not to be unreasonably withheld, in London or New York or such other insurance markets as mutually agreed upon by the parties.

18.2 WRITE-BACK OF ANY DATE RECOGNITION EXCLUSION. In the event any of LESSEE's insurances (either the primary insurance or the reinsurance) contain any date recognition exclusion clause or similar clause excluding from such insurance coverage damage to any property (including the Aircraft) or death or injury to any person on account of accidents, incidents or occurrences caused by date recognition or other Year 2000-related problems, LESSEE at its cost will obtain for the benefit of itself and LESSOR the broadest write-back available in the insurance market where Lessee places its insurance with respect to such exclusion.

18.3 INSTALLATION OF THIRD PARTY ENGINE. If LESSEE installs an engine not owned by LESSOR on the Aircraft, either (a) LESSEE's hull insurance on the Aircraft will automatically increase to such higher amount as is necessary in order to satisfy both LESSOR's requirement to receive the Agreed Value in the event of a Total Loss and the amount required by the third party engine owner or
(b) separate additional insurance on such engine will attach in order to satisfy separately the requirements of the LESSEE to such third party engine owner.

18.4 INSURANCE FOR INDEMNITIES. The insurance referred to in Article 18.1 will in each case include and insure (to the extent of the risks covered by the policies) the indemnity provisions of Article 17 and LESSEE will maintain such insurance of the indemnities for a minimum of two (2) years following the Termination Date.

18.5 INSURANCE REQUIRED BY MANUFACTURER. During the Lease Term, LESSEE will carry such insurance as may be required by Manufacturer in connection with LESSOR's assignment of Manufacturer's warranties and product support to LESSEE.

18.6 RENEWAL. Prior to the expiration or termination date of any insurance required hereunder, LESSEE will provide LESSOR with fax confirmation from LESSEE's insurance brokers that renewed certificates of insurance evidencing the renewal or replacement of such insurance and complying with Exhibit C will be issued on the termination date of the prior certificate. Within seven (7) days after such renewal, LESSEE will furnish its brokers' certificates of insurance to LESSOR.

18.7 ASSIGNMENT OF RIGHTS BY LESSOR. If LESSOR assigns all or any of its rights under this Lease as permitted by this Lease or otherwise disposes of any interest in the Aircraft to any other Person as permitted by this Lease, LESSEE will, upon request, procure that such Person hereunder be substituted as loss payee for LESSOR (without duplication in respect of hull, all risks, hull war and allied perils risk coverage) and/or be added as an additional assured in the policies effected hereunder and enjoy the same rights and insurance enjoyed by LESSOR under such policies. LESSOR will nevertheless continue to be covered by such policies.

18.8 DEDUCTIBLES. If there is a material adverse change in the financial condition of LESSEE which LESSOR reasonably believes will cause LESSEE to be unable to pay the deductible upon the occurrence of a partial loss of the Aircraft or an Engine, then LESSOR (acting reasonably and in consultation with the other providers of LESSEE's aircraft) may require LESSEE at LESSEE's expense to lower its deductibles on the insurance maintained hereunder to a level which is available on commercially reasonable terms in the insurance market.

18.9 INSURANCE FOR WET LEASE OPERATIONS. In the event LESSEE is performing wet lease operations with the Aircraft pursuant to Article 11.5 and the wet lessee is carrying the primary passenger, baggage and cargo liability insurance with respect to the flights, then such insurance must meet the requirements of Exhibit C, including with respect to the amounts of coverage, naming of LESSOR as an additional insured and inclusion of the other endorsements set forth in Exhibit C. Moreover, LESSEE will at such times carry contingent passenger, baggage and cargo liability insurances for such flights. Prior to commencement of wet lease operations for a particular wet lessee where wet lessee will provide such coverage, LESSOR will receive certificates of insurance from the insurance brokers for LESSEE and, if applicable, the wet lessee evidencing such coverages.

18.10 OTHER INSURANCE. LESSOR may (acting reasonably and in consultation with the other providers of LESSEE's aircraft) from time to time by notice to LESSEE require LESSEE at LESSEE's expense to effect such other insurance or such variations to the terms of the existing insurance as may then be customary in the airline industry for aircraft of the same type as the Aircraft operated by similarly situated operators and at the time commonly available in the insurance market.

18.11 INFORMATION. LESSEE will provide LESSOR with any information reasonably requested by LESSOR from time to time concerning the insurance maintained with respect to the Aircraft or in connection with any claim being made or proposed to be made thereunder.

18.12 CURRENCY. All proceeds of insurance pursuant to this Lease will be payable in Dollars except as may be otherwise agreed by LESSOR except that third party liability coverage may be payable in the currency of the claim.

18.13 GROUNDING OF AIRCRAFT. If at any time any of the insurance required pursuant to this Lease will cease to be in full force and effect, LESSEE will promptly ground the Aircraft and keep the Aircraft grounded until such time as such insurance is in full force and effect again.

18.14 FAILURE TO INSURE. If at any time LESSEE fails to maintain insurance in compliance with this Article 18, LESSOR will be entitled but not bound to do any of the following (without prejudice to any other rights which it may have under this Lease by reason of such failure):

      (a) to pay any premiums due or to effect or maintain insurance meeting the requirements hereof or otherwise remedy such failure in such manner as LESSOR considers appropriate (and LESSEE will upon demand reimburse LESSOR in full for any amount so expended in that connection); or

      (b) at any time while such failure is continuing, to require the Aircraft to remain at any airport or (as the case may be), proceed to and remain at any airport designated by LESSOR, until such failure is remedied.

18.15 REINSURANCE. Any reinsurance will be maintained with reinsurers and brokers approved by LESSOR (acting reasonably and in consultation with the other providers of LESSEE's aircraft). Such reinsurance will contain each of the following terms and will in all other respects (including amount) be satisfactory to LESSOR:

      (a) the same terms as the original insurance;

      (b) a cut-through and assignment clause satisfactory to LESSOR (acting reasonably and in consultation with the other providers of LESSEE's aircraft) and in accordance with industry practice; and

      (c) payment will be made notwithstanding (i) any bankruptcy, insolvency, liquidation or dissolution of any of the original insurers and/or (ii) that the original insurers have made no payment under the original insurance policies.

18.16 LIMIT ON HULL IN FAVOR OF LESSEE. LESSEE may carry hull all risks or hull war and allied perils on the Aircraft in excess of the Agreed Value (which is payable to LESSOR) only to the extent such excess insurance which would be payable to LESSEE in the event of a Total Loss does not exceed **Material Redacted** of the Agreed Value and only to the extent that such additional insurance will not prejudice the insurances required herein or the recovery by LESSOR thereunder. LESSEE agrees that it will not create or permit to exist any liens or encumbrances over the insurances, or its interest therein, except as constituted by this Lease.

                                   ARTICLE 19
                          LOSS, DAMAGE AND REQUISITION

            Throughout the Lease Term and until the Termination Date, LESSEE will bear all risk of loss, theft, damage and destruction to the Aircraft.

19.1  DEFINITIONS. In this Article 19 and this Lease:

            "AGREED VALUE" means an amount equal to **Material Redacted** is expressed in January 2004 U.S. Dollars which amount will increase in accordance with Manufacturer's Escalation Rate. **Material Redacted**.

            "NET TOTAL LOSS PROCEEDS" means the Total Loss Proceeds actually received by LESSOR following a Total Loss, less any legal and other out-of-pocket expenses, taxes or duties incurred by LESSOR in connection with the collection of such proceeds.

            "TOTAL LOSS" means any of the following in relation to the Aircraft, Airframe, any Engine or the APU and "TOTAL LOSS DATE" means the date set forth in parenthesis after each Total Loss:

      (a) destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason (the date such event occurs or, if not known, the date on which the Aircraft, Airframe, Engine or APU was last heard of);

      (b) actual, constructive, compromised, arranged or agreed total loss (the earlier of the date on which the loss is agreed or compromised by the insurers or forty five (45) days after the date of notice to LESSEE's brokers or insurers claiming such total loss);

      (c) requisition of title, confiscation, forfeiture or any compulsory acquisition or other similar event (the date on which the same takes effect);

      (d) sequestration, detention, seizure or any similar event for more than forty-five (45) consecutive days (the earlier of the date on which insurers make payment on the basis of a total loss or the date of expiration of such period);

      (e) requisition for use for more than one hundred eighty (180) consecutive days, except as set forth in Article 19.9 (the earlier of the date on which the insurers make payment on the basis of a total loss or the date of expiration of such period);

      (f) in the case of an Engine, the event described in Article 12.8.3 (the date on which the same takes effect);

      (g) a proper, lawful sale of the Aircraft in connection with Eurocontrol charges owed by LESSEE (the date on which the sale occurs);

      (h) any sale of the Aircraft in connection with a LESSEE bankruptcy, whether by an administrator, trustee or court (the date on which the intent to sell the Aircraft becomes known); or

      (i) any other occurrence not permitted under this Lease (including a violation of the covenant of quiet enjoyment contained in Article 21.2) which deprives LESSEE of use or possession for a period of ninety (90) consecutive days or longer (the 90th day of such period) except where full insurance on the Aircraft is in effect or a full indemnity acceptable to LESSOR in lieu thereof exists and all other provisions of this Lease are being complied with (the ninetieth (90th) day of such period).

            "TOTAL LOSS PROCEEDS" means the proceeds of any insurance or any compensation or similar payment arising in respect of a Total Loss.

19.2  NOTICE OF TOTAL LOSS. LESSEE will notify LESSOR in writing within three
(3) Business Days after a Total Loss Date of the Aircraft, Airframe, any Engine or the APU.

19.3 TOTAL LOSS OF AIRCRAFT OR AIRFRAME. If the Total Loss of the Aircraft or Airframe occurs during the Lease Term, the following will occur:

    19.3.1 After the Total Loss Date and until receipt by LESSOR of the Agreed Value and all other amounts then due under this Lease, LESSEE will continue to pay Rent and the parties will perform all of their other obligations under this Lease.

    19.3.2  On the date which is the earlier of the following dates:

      (a) the date on which the Total Loss Proceeds of the Aircraft or the Airframe are paid by LESSEE's insurance underwriters or brokers and

      (b) the date which falls forty (45) days after the Total Loss Date,

      LESSEE will pay to LESSOR an amount equal to the sum of:

      (c) the Agreed Value and

      (d) all other amounts then accrued under this Lease, less an amount equal to the Net Total Loss Proceeds received by LESSOR by such date.

    19.3.3 LESSOR will apply the Net Total Loss Proceeds and any amounts received from LESSEE pursuant to Article 19.3.2 as follows:

      (a) first, in discharge of any unpaid Rent and any other amounts accrued and unpaid up to the date of LESSOR's receipt of the Agreed Value;

      (b) second, in discharge of the Agreed Value; and

      (c) third, payment of the balance, if any, to LESSEE.

    19.3.4 Upon receipt by LESSOR of all monies payable by LESSEE in Article 19.3, provided no Default or Event of Default has occurred and is continuing, this Lease will terminate except for LESSEE's obligations under Articles 10.5, 16 and 17 which survive the Termination Date.

FOR AVOIDANCE OF DOUBT, THE AGREED VALUE OF THE AIRCRAFT WILL BE PAYABLE TO LESSOR PURSUANT TO THIS ARTICLE 19.3 WHEN A TOTAL LOSS OF THE AIRFRAME OCCURS EVEN IF THERE HAS NOT BEEN A TOTAL LOSS OF AN ENGINE, ENGINES OR THE APU.

19.4 SURVIVING ENGINE(S). If a Total Loss of the Airframe occurs and there has not been a Total Loss of an Engine or Engines, then, provided no Default or Event of Default has occurred and is continuing, at the request of LESSEE (subject to agreement of relevant insurers) and on receipt of all monies due under Article 19.3 and payment by LESSEE of all airport, navigation and other charges on the Aircraft then due and owing, if any, LESSOR will transfer all its right, title and interest in the surviving Engine(s) to LESSEE, but without any responsibility, condition or warranty on the part of LESSOR other than as to freedom from any LESSOR's Liens.

19.5  TOTAL LOSS OF ENGINE AND NOT AIRFRAME.

    19.5.1 Upon a Total Loss of any Engine not installed on the Airframe or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, LESSEE will replace such Engine as soon as reasonably possible by duly conveying or causing to be conveyed to LESSOR title to another engine from LESSEE (or another Person with reasonable net worth or a guarantee from LESSEE) (a) free and clear of all Security Interests (except Permitted Liens) of any kind or description, (b) in airworthy condition and of the same or improved model, service bulletin and modification status and having a value and utility at least equal to the Engine which sustained the Total Loss, (c) not older (by reference to serial number or manufacture date) than the older of the two Engines delivered by LESSOR to LESSEE with the Aircraft on the Delivery Date and (d) in the same or better operating condition as the Engine which sustained a Total Loss, including time in service, hours and cycles since new and hours and cycles available to the next inspection, Overhaul or scheduled or anticipated removal. Such replacement engine will be an "Engine" as defined herein and the Engine which sustained such Total Loss will cease to be an "Engine".

    19.5.2 LESSEE agrees at its own expense to take such action as LESSOR may reasonably request in order that any such replacement Engine becomes the property of LESSOR and is leased hereunder on the same terms as the destroyed Engine. LESSEE's obligation to pay Rent will continue in full force and effect, but an amount equal to the Net Total Loss Proceeds received by LESSOR with respect to such destroyed Engine will, subject to LESSOR's right to deduct therefrom any amounts then due and payable by LESSEE under this Lease, be promptly paid to LESSEE.

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

    19.5.3 Notwithstanding Articles 19.5.1 and 19.5.2, if at the time of a Total Loss of an Engine not installed on the Aircraft or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, LESSOR and LESSEE are parties to a spare engine lease pursuant to which LESSOR is leasing a spare engine to LESSEE of the same model and type as the Engine which has suffered such Total Loss, LESSOR will receive from LESSEE the replacement cost of the Engine instead of accepting a replacement engine. One
            (1) of such LESSOR spare engines will then be substituted under this Lease for the Engine which suffered such Total Loss and the applicable spare engine lease will terminate.

19.6  TOTAL LOSS OF APU.

    19.6.1 Upon a Total Loss of the APU when not installed on the Airframe or a Total Loss of the APU while installed on the Airframe not involving a Total Loss of the Airframe, LESSEE will replace such APU as soon as reasonably possible by duly conveying or causing to be conveyed to LESSOR title to another auxiliary power unit (a) free and clear of all Security Interests (except Permitted Liens) of any kind or description, (b) in airworthy condition and of the same or improved model, service bulletin and modification status and having a value and utility at least equal to the APU which sustained the Total Loss, (c) not older (by reference to serial number or manufacture date) than the APU delivered by LESSOR to LESSEE with the Aircraft on the Delivery Date and (d) in the same or better operating condition as the APU which sustained the Total Loss, including time in service, hours and cycles since new and hours and cycles available to the next inspection, Overhaul or scheduled or anticipated removal. Such replacement auxiliary power unit will be the "APU" as defined herein and the auxiliary power unit which sustained such Total Loss will cease to be the "APU".

    19.6.2 LESSEE agrees at its own expense to take such action as LESSOR may reasonably request in order that any such replacement APU becomes the property of LESSOR and is leased hereunder on the same terms as the destroyed APU. LESSEE's obligation to pay Rent will continue in full force and effect, but an amount equal to the Net Total Loss Proceeds received by LESSOR with respect to such destroyed APU will, subject to LESSOR's right to deduct therefrom any amounts then due and payable by LESSEE under this Lease, promptly be paid to LESSEE.

19.7  OTHER LOSS OR DAMAGE.

    19.7.1 If the Aircraft or any Part thereof suffers loss or damage not constituting a Total Loss of the Aircraft or the Airframe or any Engine or the APU, all the obligations of LESSEE under this Lease (including payment of Rent) will continue in full force.

    19.7.2 In the event of any loss or damage to the Aircraft or Airframe which does not constitute a Total Loss of the Aircraft or the Airframe, or any loss or damage to

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            an Engine or the APU which does not constitute a Total Loss of such
            Engine or the APU, LESSEE will at its sole cost and expense fully repair the Aircraft, Engine or APU in order that the Aircraft, Engine or APU is placed in an airworthy condition and substantially the same condition as it was prior to such loss or damage. All repairs will be performed in a manner which preserves and maintains all warranties and service life policies to the same extent as they existed prior to such loss or damage. LESSEE will notify LESSOR promptly of any loss, theft or damage to the Aircraft for which the cost of repairs is estimated to exceed **Material Redacted**, together with LESSEE's proposal for carrying out the repair. In the event that LESSOR does not agree with LESSEE's proposals for repair, LESSOR will so notify LESSEE within two (2) Business Days after its receipt of such proposal. LESSEE and LESSOR will then consult with Manufacturer and LESSEE and LESSOR agree to accept as conclusive, and be bound by, Manufacturer's directions or recommendations as to the manner in which to carry out such repairs. If Manufacturer declines to give directions or recommendations, LESSEE will carry out the repairs in accordance with the reasonable directions of LESSOR.

19.8 COPY OF INSURANCE POLICY. Promptly after the occurrence of a partial loss or Total Loss of the Aircraft, an Engine or the APU, LESSEE will provide LESSOR with all reasonable assistance in determining coverage under LESSEE's insurance policy.

19.9 GOVERNMENT REQUISITION. If the Aircraft, Airframe, any Engine or the APU is requisitioned for use by any Goverment Entity, LESSEE will promptly notify LESSOR of such requisition. All of LESSEE's obligations hereunder will continue as if such requisition had not occurred. So long as no Default or Event of Default has occurred and is continuing, all payments received by LESSOR or LESSEE from such Government Entity will be paid over to or retained by LESSEE. If a Default or Event of Default has occurred and is continuing, all payments received by LESSEE or LESSOR from such Government Entity may be used by LESSOR to satisfy any obligations owing by LESSEE.

19.10 LESSOR RETENTION OF RESERVES.  **Material Redacted**.

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                                   ARTICLE 20
                         REPRESENTATIONS, WARRANTIES AND
                               COVENANTS OF LESSEE

20.1 REPRESENTATIONS AND WARRANTIES. LESSEE represents and warrants the following to LESSOR as of the date of execution of this Lease and as of the Delivery Date:

    20.1.1 Corporate Status. LESSEE is a corporation duly incorporated, validly existing and in good standing under the Laws of Panama. It has the corporate power and authority to carry on its business as presently conducted and to perform its obligations hereunder.

    20.1.2 Governmental Approvals. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other Government Entity is required for the valid authorization, execution, delivery and performance by LESSEE of this Lease, except as will have been duly effected as of the Delivery Date.

    20.1.3 Binding. LESSEE's Board of Directors has authorized LESSEE to enter into this Lease, any Side Letters hereto and any other documentation in connection with the leasing of the Aircraft from LESSOR (collectively, the "OPERATIVE DOCUMENTS") and perform its obligations under the Operative Documents. This Lease and the other Operative Documents have been duly executed and delivered by LESSEE and represent the valid and binding obligations of LESSEE, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting creditors' rights and except by general principles of equity. When executed by LESSEE at Delivery, the same will apply to the Estoppel and Acceptance Certificate.

    20.1.4 No Breach. The execution and delivery of the Operative Documents, the consummation by LESSEE of the transactions contemplated herein and compliance by LESSEE with the terms and provisions hereof do not and will not contravene any Law applicable to LESSEE, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of LESSEE, pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which LESSEE is a party or by which LESSEE or its properties or assets may be bound or affected. When executed by LESSEE at Delivery, the same will apply to the Estoppel and Acceptance Certificate.

    20.1.5 Filings. Except for any filing or recording that may be required by the Aviation Authority, no filing or recording of any instrument or document (including the filing of any financial statement) is necessary under the Laws of the State of Registration and any applicable states in order for this Lease to constitute a valid and perfected lease of record relating to the Aircraft.

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

    20.1.6 Translation or Notarization. None of the Lease or any other Operative Document needs to be translated, notarized, legalized, apostilled or consularized as a condition to the legality, validity, filing, enforceability or admissibility in evidence thereof.

    20.1.7 Licenses. LESSEE holds all required licenses, certificates and permits from applicable Government Entities in Panama for the conduct of its business as a certificated air carrier as presently conducted and performance of its obligations under this Lease.

    20.1.8 No Suits. To the knowledge of LESSEE after reasonable inquiry, there are no suits, arbitrations or other proceedings pending or threatened before any court or administrative agency against or affecting LESSEE which, if adversely determined, would have a material adverse effect on LESSEE's ability to perform under this Lease, except as described in the financial statements provided to LESSOR pursuant to Article 22.

    20.1.9 No Withholding. Under the Laws of Panama currently in effect, LESSEE will not be required to deduct any withholding or other Tax from any payment it may make under this Lease.

    20.1.10 No Restrictions on Payments. Under the Laws of Panama, there are no present restrictions on LESSEE making the payments required by this Lease.

    20.1.11 General Obligations. The obligations of LESSEE under this Lease are direct, general and unconditional obligations of LESSEE and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of LESSEE, with the exception of such obligations as are mandatorily preferred by law and not by reason of any contract.

    20.1.12 No Sovereign Immunity. LESSEE, under the Laws of Panama or of any other jurisdiction affecting LESSEE, is subject to private commercial law and suit. Neither LESSEE nor its properties or assets is entitled to sovereign immunity under any such Laws. LESSEE's performance of its obligations hereunder constitute commercial acts done for commercial purposes.

    20.1.13 Tax Returns. All necessary returns have been delivered by LESSEE to all relevant taxation authorities in the jurisdiction of its incorporation and all taxes due and payable by LESSEE (other than such Taxes the amount or imposition of which are being contested by LESSEE by appropriate proceedings) have been paid.

    20.1.14 No Material Adverse Effect. LESSEE is not in default under any agreement to which it is a party or by which it may be bound which default would have a material adverse effect on LESSEE's ability to perform under this Lease.

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

    20.1.15 No Default or Event of Default under this Lease. At the time of execution of this Lease, no Default or Event of Default has occurred and is continuing and the financial statements provided to LESSOR pursuant to Article 22 fairly present the financial condition of LESSEE as of the date referenced therein.

20.2 COVENANTS. LESSEE covenants to LESSOR that it will comply with the following throughout the entire Lease Tenn:

    20.2.1 Licensing. LESSEE will hold all required licenses, certificates and permits from applicable Government Entities in Panama for the conduct of its business as a certificated air carrier and performance of its obligations under this Lease. LESSEE will advise LESSOR promptly in the event any such licenses, certificates or permits are cancelled, terminated, revoked or not renewed.

    20.2.2 Payments. If at any time any such restrictions may be applicable, LESSEE will obtain all certificates, licenses, permits, exemptions and other authorizations which are from time to time required for the making of the payments required by this Lease on the dates and in the amounts and currency which are stipulated herein, and will maintain the same in full force and effect for so long as the same will be required.

    20.2.3 Sovereign Immunity. LESSEE, under the Laws of Panama or of any other jurisdiction affecting LESSEE, will continue to be subject to private commercial law and suit. Neither LESSEE nor its properties or assets are currently entitled to sovereign immunity under any such Laws. LESSEE's performance of its obligations hereunder will constitute commercial acts done for commercial purposes. LESSEE will advise LESSOR promptly of any change in the foregoing.

    20.2.4 Information about Suits. LESSEE will promptly give to LESSOR a notice in writing of any suit, arbitration or proceeding before any court, administrative agency or Government Entity which, if adversely determined, would materially adversely affect LESSEE's ability to perform under this Lease.

    20.2.5 Restrictions on Mergers. LESSEE will not sell or convey substantially all of its property and assets (except capital asset replacement in the normal course of business) or merge or consolidate with or into any other corporation unless (a) LESSEE is the surviving entity and, as such, has a net worth equivalent to its net worth as of the date hereof, or (b) LESSEE has obtained LESSOR's prior written consent which will not be unreasonably withheld or delayed.

    20.2.6 Restriction on Relinquishment of Possession. LESSEE will not, without the prior consent of LESSOR, deliver, transfer or relinquish possession of the Aircraft except in accordance with Articles 11 and 12.

    20.2.7 No Security Interests. LESSEE will not create or agree to or permit to arise any Security Interest (other than Permitted Liens) on or with respect to the Aircraft, title thereto or any interest therein. LESSEE will promptly, at its own expense, take all action as may be necessary to discharge or remove any such Security Interest if it exists at any time. LESSEE will within promptly after becoming aware of the existence of any such Security Interest give written notice thereof to LESSOR.

    20.2.8 Representations to Other Parties. LESSEE will not represent or hold out LESSOR as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of the Aircraft.

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

                                   ARTICLE 21
                         REPRESENTATIONS, WARRANTIES AND
                               COVENANTS OF LESSOR

21.1 REPRESENTATIONS AND WARRANTIES. LESSOR represents and warrants the following to LESSEE as of the date of execution of the Lease and as of the Delivery Date and ALL OTHER WARRANTIES, EXPRESS OR IMPLIED HAVE BEEN WAIVED IN ACCORDANCE WITH ARTICLE 8:

    21.1.1 Corporate Status. LESSOR is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California. It has the corporate power and authority to carry on its business as presently conducted and to perform its obligations hereunder.

    21.1.2 No Suits. To the knowledge of LESSOR after reasonable inquiry, there are no suits, arbitrations or other proceedings pending or threatened before any court or administrative agency against or affecting LESSOR which, if adversely determined, would have a material adverse effect on LESSOR's ability to perform under this Lease.

    21.1.3 Governmental Approvals. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to any U.S. Government Entity is required for the valid authorization, execution, delivery and performance by LESSOR of this Lease.

    21.1.4 Binding. This Lease and the other Operative Documents have been duly authorized, executed and delivered by LESSOR and represent the valid and binding obligations of LESSOR, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors' rights or general principles of equity.

    21.1.5 No Breach. The execution and delivery of the Operative Documents, the consummation by LESSOR of the transactions contemplated herein and compliance by LESSOR with the terms and provisions hereof do not and will not contravene any Law applicable to LESSOR, or result in any breach of or constitute any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which LESSOR is a party or by which LESSOR or its properties or assets may be bound or affected.

    21.1.6 Title to Aircraft. On the Delivery Date LESSOR will have good and valid title to the Aircraft.

    21.1.7 Consents. LESSOR has obtained or will obtain all necessary consents with respect to the entry into or performance of its obligations under this Lease.

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

    21.1.8 No Default. At the time of execution of this Lease, LESSOR is not in default under any agreement to which it is a party or by which it may be bound which default would have a material adverse effect on LESSOR's ability to perform under this Lease.

21.2 COVENANT OF QUIET ENJOYMENT. So long as no Default or Event of Default has occurred and is continuing hereunder, LESSOR covenants that neither LESSOR nor any person lawfully claiming by or through LESSOR will interfere with or otherwise disturb LESSEE's quiet, peaceful use and enjoyment of the Aircraft.

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

                                   ARTICLE 22
                         FINANCIAL AND OTHER INFORMATION

      LESSEE agrees to furnish each of the following to LESSOR:

(a) within sixty (60) days after the end of each fiscal quarter of LESSEE, three
(3) copies of the unaudited consolidated financial statements (including a balance sheet and profit and loss statement) prepared for such quarter in accordance with international generally accepted accounting principles;

(b) within one hundred twenty (120) days after the end of each fiscal year of LESSEE, three (3) copies of the audited consolidated financial statements (including a balance sheet and profit and loss statement) prepared as of the close of such fiscal year in accordance with international generally accepted accounting principles. LESSEE's chief financial officer will also provide a certificate stating that no Default or Event of Default exists under this Lease or, if a Default or Event of Default does exist, then such officer will describe both the nature of the Default or Event of Default and measures being taken by LESSEE to remedy the same;

(c) promptly after distribution, three (3) copies of all reports and financial statements which LESSEE sends or makes available to other aircraft lessors; and

(d) from time to time, such other reasonable information as LESSOR or LESSOR's Lender (subject to the confidentiality restrictions set forth in Article 28.8) may reasonably request concerning the location, condition, use and operation of the Aircraft or the financial condition of LESSEE.

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

                                   ARTICLE 23
                               RETURN OF AIRCRAFT

23.1 DATE OF RETURN. LESSEE is obligated to return the Aircraft, Engines, APU, Parts and Aircraft Documentation to LESSOR on the Expiration Date, unless a Total Loss of the Aircraft occurred prior to the Expiration Date and this Lease was terminated early in accordance with Article 19.3. If an Event of Default occurs hereunder by LESSEE failing to return the Aircraft on the Expiration Date or if an Event of Default occurs prior to or after the Expiration Date and LESSOR repossesses the Aircraft, the return requirements set forth in this
Article 23 nonetheless must be met on the date the Aircraft is actually returned to LESSOR or repossessed by LESSOR.

23.2 LAST ENGINE SHOP VISITS. With respect to the last Engine shop visit of an Engine prior to return of the Aircraft, LESSEE will submit to LESSOR in advance the intended workscope of such shop visit. If LESSOR requests, LESSEE will perform additional work at such shop visit at LESSOR's cost provided that if the same shall result in delay in redelivery, extension of the Lease Term or cause the Engine to be removed from service early or for a period in excess of the period the Engine would have been removed from revenue service absent such additional work, no Rent or other costs will be payable by LESSEE for the period which is attributable solely to LESSOR's requested work (unless and to the extent LESSEE shall have otherwise agreed in writing). In the event that LESSOR requests LESSEE to remove an Engine from service for additional work, LESSOR will use reasonable efforts to provide a spare engine or will reimburse LESSEE for the cost of any spare engine provided or procured by LESSEE.

23.3 TECHNICAL REPORT. Six (6) months prior to the Expiration Date (and in an updated form at return of the Aircraft), LESSEE will provide LESSOR with a Technical Evaluation Report in the form and substance of Exhibit M, as revised, and, in addition upon LESSOR's request, will make cc-pies available of (a) drawings of the interior configuration of the Aircraft both as it presently exists and as it will exist at return, (b) an Airworthiness Directive status list, (c) a service bulletin incorporation list, (d) rotable tracked, hard-time and life-limited component listings, (e) a list of LESSEE-initiated modifications and alterations, (f) interior material burn certificates, (g) access to the Aircraft Maintenance Program, (h) the complete workscope for the checks, inspections and other work to be performed prior to return, (i) a forecast of the checks, inspections and other work to be performed within 18 months after return of the Aircraft, (j) a list of all no-charge service bulletin kits with respect to the Aircraft which were ordered by LESSEE from Manufacturer or the Engine manufacturer, (k) current Engine disk sheets and a description of the last shop visit for each Engine and (1) any other data which is reasonably requested by LESSOR.

23.4 RETURN LOCATION. LESSEE at its expense will return the Aircraft, Engines, APU, Parts and Aircraft Documentation to LESSOR at Los Angeles, California or to such other airport as may be mutually agreed to by LESSEE and LESSOR.

23.5  FULL AIRCRAFT DOCUMENTATION REVIEW. For the period commencing at least ten
(10) Business Days prior to the proposed redelivery date and continuing until the date on which the Aircraft is returned to LESSOR in the condition required by this Lease, LESSEE will provide for the review of LESSOR and/or its representative all of the Aircraft records and historical

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

documents described in Exhibit L in one central room with access to telephone, photocopy, fax and interne connections at the Aircraft return location.

23.6 COPY OF LESSEE'S MAINTENANCE PROGRAM. At return of the Aircraft and for use by LESSOR only for the purpose of bridging the Aircraft from LESSEE's Maintenance Program to the maintenance program of the next operator, LESSEE will provide LESSOR with a copy of LESSEE's Maintenance Program.

23.7  AIRCRAFT INSPECTION.

    23.7.1 During the maintenance checks performed immediately prior to the proposed redelivery and at the actual return of the Aircraft, LESSOR and/or its representatives will have an opportunity to conduct a systems functional and operational inspection of the Aircraft (and other types of reasonable inspections based upon the Aircraft type, age, use and other known factors with respect to the Aircraft) and a full inspection of the Aircraft Documentation (including records and manuals), all to LESSOR's reasonable satisfaction. Any deficiencies from the Aircraft return condition requirements set forth in this
            Article 23 will be corrected by LESSEE at its cost prior to the acceptance flight described in Article 23.7.2.

    23.7.2 Immediately prior to the proposed redelivery of the Aircraft, LESSEE will carry out for LESSOR and/or LESSOR's representatives an Aircraft acceptance flight in accordance with Manufacturer's standard flight operation check flight procedures or, if agreed to in writing by LESSOR, in accordance with an airline acceptance flight procedure, either of which will be for the duration necessary to perform such check flight procedures but in any event not less than two (2) hours. Flight costs and fuel will be furnished by and at the expense of LESSEE, Any deficiencies from the Aircraft return condition requirements set forth in this Article 23 will be corrected by LESSEE at its cost prior to return of the Aircraft.

    23.7.3 To the extent that the ground inspection and acceptance flight extend beyond the Expiration Date, the Lease Term will be deemed to have been automatically extended and the obligations of LESSEE hereunder (including Article 23.13.3) will continue on a day-to-day basis until the Aircraft is accepted by LESSOR executing the Return Acceptance Receipt in the form of Exhibit J. In the event the Lease is extended solely as a result of work performed at LESSOR's request pursuant to Article 23.10.1, LESSEE will perform such additional work at LESSOR's cost provided that if the same shall result in delay in redelivery, extension of the Lease Term or cause the Aircraft to be removed from service for a period in excess of the period the Aircraft would have been removed to revenue service absent such additional work, no Rent or other costs will be payable by LESSEE for the period which is attributable solely to LESSOR's requested work (unless and to the extent LESSEE shall have otherwise agreed in writing).

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23.8  CERTIFICATE OF AIRWORTHINESS MATTERS.

    23.8.1 The Aircraft will possess a current Certificate of Airworthiness issued by the Aviation Authority (although this Certificate of Airworthiness may later be substituted by the Export Certificate of Airworthiness or equivalent if requested by LESSOR pursuant to
            Article 23.12). In addition, even if LESSEE must perform engineering, maintenance and repair work on the Aircraft beyond the requirements of Article 12, the Aircraft at return must be in the condition required in order to meet the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category aircraft issued by the FAA in accordance with FAR Part 21 and, in addition, to meet the operating requirements of FAR Part 121 with no restrictions imposed.

    23.8.2 At LESSOR's request, LESSEE at its cost will demonstrate that the Aircraft meets the requirements for issuance of the U.S. Standard Certificate of Airworthiness for transport category aircraft specified in Article 23.8.1 by delivering to LESSOR at LESSOR's option either an actual U.S. Standard Certificate of Airworthiness (if the Aircraft is to be registered in the U.S.) or a letter acceptable to LESSOR signed by an FAA Designated Airworthiness Representative (DAR) or another Person acceptable to LESSOR stating that the DAR or such Person has inspected the Aircraft and Aircraft Documentation (including records and manuals) and has found that the Aircraft meets the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category aircraft in accordance with FAR Part 21 and, in addition, meets the operating requirements of FAR Part 121 with no restrictions imposed.

    23.8.3 If the Aircraft is to be registered in a country other than in the U.S. after return from LESSEE, LESSOR may in its sole discretion waive the requirements of Article 23.8.2 and instead require that LESSEE at its expense (to the extent such expense is no greater than that which LESSEE would have incurred pursuant to Articles 23.8.1 and 23.8.2, with any additional expenses being for LESSOR's account) put the Aircraft in a condition to meet the requirements for issuance of a Certificate of Airworthiness of the aviation authority of the next country of register.

23.9  GENERAL CONDITION OF AIRCRAFT AT RETURN.

    23.9.1 The Aircraft, Engines, APU and Parts will have been maintained and repaired in accordance with the Maintenance Program, the rules and regulations of the Aviation Authority and this Lease.

    23.9.2 Aircraft Documentation (including records and manuals) will have been maintained in an up-to-date status, in accordance with the rules and regulations of the Aviation Authority and the FAA and this Lease and in a form necessary in order to meet the requirements of
            Article 23.8.1. The records and historical documents set forth in Attachment 1 of Exhibit J will be in English. If LESSEE subscribes to Manufacturer's on-line data access services, LESSEE must

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

            nonetheless return the Aircraft manuals with all current revisions provided by Manufacturer in CD, microfilm or other format acceptable to LESSOR.

    23.9.3 The Aircraft will be in the same working order and condition as at Delivery (subject to the other provisions of this Article 23, reasonable wear and tear from normal flight operations excepted), with all pilot discrepancies and deferred maintenance items cleared on a terminating action basis.

    23.9.4 The Aircraft will be airworthy (conform to type design and be in a condition for safe operation), with all Aircraft equipment, components and systems operating in accordance with their intended use and within limits approved by Manufacturer, the Aviation Authority and the FAA.

    23.9.5 The Aircraft interior (including cabin and windows) and exterior will be clean and cosmetically acceptable to LESSOR, with all compartments free of foreign objects, dirt, grease, fluids, stains, grime, cracks, tears and rips and ready to be placed into immediate commercial airline operations.

    23.9.6 No special or unique Manufacturer, Engine manufacturer or Aviation Authority inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types) will exist with respect to the Airframe, Engines and Aircraft equipment, components and systems.

    23.9.7 All repairs to the Aircraft will have been accomplished in accordance with Manufacturer's Structural Repair Manual (or FAA-approved data supported by FAA Form 8110-3) for the Aircraft.

    23.9.8 All modifications and alterations to the Aircraft will have been accomplished in accordance with FAA-approved data supported by FAA Form 8110-3.

    23.9.9 The Aircraft will be returned with LESSOR's Engines and APU installed and with the same equipment as at Delivery, subject only to those replacements, additions and Modifications permitted under this Lease. To the extent LESSEE performed a Modification which cost in excess of **Material Redacted** and LESSOR did not approve such Modification in accordance with Article 12.10.1, LESSOR may require LESSEE to return the Aircraft in its original condition prior to such Modification.

    23.9.10 All Airworthiness Directives which are issued prior to the date of return of the Aircraft and require compliance (either by means of repetitive inspections, modifications or terminating action) prior to return of the Aircraft to LESSOR or within **Material Redacted** after the Termination Date will have been complied with on the Aircraft on a terminating action basis at LESSEE's cost. Airworthiness Directives which do not have a terminating action will be accomplished at the highest level of inspection or modification possible. If, after using best efforts, LESSEE is unable to acquire the material, parts or components necessary to accomplish such Airworthiness Directive, LESSEE will pay to LESSOR upon return of the Aircraft the estimated cost of

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            terminating such Airworthiness Directive. If the estimated cost cannot be mutually agreed upon by LESSEE and LESSOR, LESSEE and LESSOR will each obtain an estimate from a reputable FAA approved maintenance facility (unaffiliated with LESSEE or LESSOR) and the estimated cost will be the average of the two estimates.

    23.9.11 All modifications which must be performed prior to the date of return of the Aircraft or within **Material Redacted** after the Termination Date in order to meet the FAA requirements for FAR Part 121 operations will have been incorporated on the Aircraft at LESSEE's cost.

    23.9.12 The Aircraft will be in compliance with Manufacturer's Corrosion Prevention and Control Program (CPCP) specified for the model type by Manufacturer.

    23.9.13 If any waivers, deviations, dispensations, alternate means of compliance, extensions or carry-overs with respect to maintenance or operating requirements, repairs or Airworthiness Directives are granted by the Aviation Authority or permitted by the Maintenance Program, LESSEE at its sole cost and expense will nonetheless perform such maintenance or operating requirements, repairs or Airworthiness Directives as if such waivers, deviations, dispensations, alternate means of compliance, or extensions or carry-overs did not exist.

    23.9.14 The Aircraft will be free from any Security Interest except LESSOR's Liens and no circumstance will have so arisen whereby the Aircraft is or could become subject to any Security Interest or right of detention or sale in favor of the Aviation Authority, any airport authority, or any other authority.

    23.9.15 All no-charge vendor and Manufacturer's service bulletin kits received by LESSEE for the Aircraft but not installed thereon will be on board the Aircraft as cargo. All no-charge vendor and Manufacturer's service bulletin kits ordered by LESSEE but not yet received will, upon receipt by LESSEE, be forwarded as instructed by LESSOR. At LESSOR's request, any other service bulletin kit which LESSEE paid for will also be delivered to LESSOR on board the Aircraft, but LESSOR will reimburse LESSEE for its actual out-of-pocket costs for such kit, unless LESSEE purchased such kit as part of its implementation of a service bulletin on its fleet of aircraft of the same type as the Aircraft but had not yet installed such kit on the Aircraft, in which case such kit will be furnished free of charge to LESSOR.

    23.9.16 The Aircraft will be free of any leaks found to by outside of maintenance manual limits and any damage resulting therefrom. All repairs will have been performed on a permanent basis in accordance with the applicable manufacturer's instructions.

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    23.9.17 The Aircraft fluid reservoirs (including oil, oxygen, hydraulic and water) will be serviced to full and the waste tank serviced in accordance with Manufacturer's instructions. Fuel tanks will be at least as full as at Delivery.

23.10 CHECKS PRIOR TO RETURN. Immediately prior to return of the Aircraft to LESSOR, LESSEE at its expense will do each of the following:

    23.10.1 Have performed, by an FAA-approved repair station, a Return Check ("RETURN CHECK") means the accomplishment of all work cards specified in the Maintenance Program and the MPD which (a) are necessary to clear the Aircraft of all such tasks for **Material Redacted**, or (b) are required to be performed at lesser intervals than **Material Redacted**. If pursuant to the then-current MPD, the performance interval for a task is shorter than every **Material Redacted**, then such task will also be performed. All non-routine tasks generated as a result of the performance of these work cards must also be performed. For avoidance of doubt, if the inspection interval pursuant to the then-current MPD for a particular work card only refers to one or two of the three measurement tests, then the most restrictive measurement test or tests referred to in the then-current MPD will be utilized in determining whether the task must be performed.). LESSEE will also weigh the Aircraft. Any discrepancies revealed during such inspection will be corrected in accordance with Manufacturer's maintenance and repair manuals or FAA-approved data. LESSEE agrees to perform during such check any other work reasonably required by LESSOR (and not otherwise required under this Lease) and LESSOR will reimburse LESSEE for such work at LESSEE's preferred customer rates.

    23.10.2 Perform an internal and external corrosion inspection and correct any discrepancies in accordance with the recommendations of Manufacturer and the Structural Repair Manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer.

    23.10.3 Remove LESSEE's exterior markings, including all exterior paint, by pneumatically scuff sanding (or stripping, if reasonably determined by LESSOR taking into account the condition of the exterior paint) the paint from the fuselage, empennage and Engine cowlings, and clean, reseal, refinish, prepare (including application of alodine or another corrosion inhibitor) and prime the surfaces to be painted, all in accordance with Manufacturer's and paint manufacturer's recommendations. LESSEE will then repaint the fuselage, empennage and Engine cowlings in the colors and logo specified by LESSOR. Such painting will be accomplished in such a manner as to result in a uniformly smooth and cosmetically acceptable aerodynamic surface. All external placards, signs and markings will be properly attached, free from damage, clean and legible. **Material Redacted**.

    23.10.4 Clean the exterior and interior of the Aircraft.

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    23.10.5  If reasonably required by LESSOR, apply touch-up paint to the interior of the Aircraft, including flight deck, and replace missing, broken or illegible placards.

    23.10.6 In accordance with Article 23.9.7, permanently repair damage to the Aircraft that exceeds Manufacturer's limits and replace any non-flush structural patch repairs installed on the Aircraft with flush-type repairs unless a flush-type repair is unavailable.

    23.10.7 With LESSOR and/or its representatives present, perform a full and complete hot and cold section videotape borescope on each Engine and its modules in accordance with the Engine manufacturer's maintenance manual.

    23.10.8 If the Engine historical and technical records and/or condition trend monitoring data of any Engine indicate an acceleration in the rate of deterioration in the performance of an Engine, LESSEE will correct, to LESSOR's reasonable satisfaction, such conditions which are determined to be causing such accelerated rate of deterioration.

    23.10.9 With LESSOR and/or its representatives present, accomplish a power assurance run on the Engines. LESSEE will evaluate the Engine performance and record the Engine power assurance test conditions and results on the Return Acceptance Receipt.

    23.10.10 LESSEE will provide evidence to LESSOR's reasonable satisfaction that the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in Article
             23.10.9 do not reveal any condition which would cause the Engines or any module to be unserviceable, beyond serviceable limits or serviceable with an increased frequency of inspection or with calendar time, flight hour or flight cycle restrictions under the Engine manufacturer's maintenance manual. LESSEE will correct any discrepancies in accordance with the guidelines set out by the Engine manufacturer which may be discovered during such inspection.

    23.10.11 In the event the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in Article
             23.10.9 result in a dispute regarding the conformity of an Engine with the requirements of this Article 23, LESSEE and LESSOR will consult with the Engine manufacturer and follow the Engine manufacturer's recommendations (including the accomplishment of an Engine test cell operational check) with regard to determining if such Engine complies with the requirements of this Article 23 and the manner in which any discrepancies from the requirements of this
             Article 23 will be rectified.

    23.10.12 If the APU historical and technical records and/or condition trend monitoring data indicate an acceleration in the rate of deterioration in the performance of the APU, LESSEE will correct, to LESSOR's reasonable satisfaction, such conditions which are determined to be causing such accelerated rate of deterioration.

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    23.10.13 With LESSOR and/or its representatives present, perform a full and complete hot and cold section videotape borescope on the APU in accordance with the APU manufacturer's procedures. LESSEE will provide evidence to LESSOR's satisfaction that the borescope inspection does not reveal any condition which would cause the APU to be unserviceable, beyond serviceable limits or serviceable with an increased frequency of inspection or with calendar time, flight hour or flight cycle restrictions. LESSEE will correct any discrepancies in accordance with the guidelines set out by the APU manufacturer which may be discovered during such inspection.

23.11 PART LIVES. At return, the condition of the Aircraft will be as follows:

    23.11.1 The Aircraft will have zero (0) hours consumed since the last Return Check or equivalent check per the MPD (excluding hours consumed on the acceptance flight and any ferry flight) sufficient to clear the Aircraft for **Material Redacted** of operation.

    23.11.2  Each Engine will meet all of the following:

      (a) Each Engine will have **Material Redacted** remaining until its next anticipated removal (based upon the Engine manufacturer's estimated mean time between removals for engines of the same type as the Engines).

      (b) Each Engine will have a remaining EGT margin sufficient to permit the operation of such Engine for the hours and cycles set forth in the preceding subparagraph, based upon the historical experience of LESSEE.

      (c) Each Part of an Engine which has a hard time limit will have **Material Redacted** of such Part's full allotment of hours and cycles remaining to operate until its next scheduled Overhaul or removal. However, if **Material Redacted** of such hard time Part's full allotment of hours and cycles remaining is less than **Material Redacted**, then such hard time Part will be returned with at least **Material Redacted** remaining. If such hard time Part's full allotment of hours and cycles is less than 4,000 hours or 4,000 cycles (whichever is applicable), then such hard time Part will be returned with zero (0) hours and cycles since its last Overhaul or refurbishment, as applicable.

      (d) Each Part of an Engine which has a life-limit will have at least **Material Redacted** remaining until removal. If such life-limited Part's full allotment of hours and cycles is less than **Material Redacted**, then such life-limited Part will be returned new.

      (e) No life-limited Part of an Engine or APU will have more hours or cycles consumed than such Engine's data plate.

    23.11.3 The APU will have no more than **Material Redacted** consumed since the last hot section refurbishment (excluding hours consumed on the acceptance flight and any ferry flight).

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          In addition, at return LESSEE will pay LESSOR an amount equal to the number of hours consumed on the APU at return since the last hot section refurbishment multiplied by an APU hot section refurbishment calculated as follows:

            such APU hot section refurbishment cost price per hour will be the quotient obtained by dividing (a) the expected cost of the next APU hot section refurbishment cost by (b) the full allotment of hours between hot section refurbishments as approved by the MPD. If LESSEE and LESSOR are unable to agree on the expected cost of the next scheduled APU hot section refurbishment, such cost will be established by taking the average of the price quotes submitted by two (2) reputable FAA-approved APU hot section refurbishment cost facilities (unaffiliated with LESSEE or LESSOR), one selected by LESSEE and the other selected by LESSOR.

    23.11.4 The Landing Gear will have **Material Redacted** of hours/cycles/calendar time (whichever is the more limiting factor) pursuant to the MPD remaining until the next Overhaul or scheduled removal.

          In addition, at return LESSEE will pay LESSOR an amount equal to the number of hours/cycles/days (whichever is the more limiting factor) consumed on each Landing Gear at return since the last Overhaul multiplied by a Landing Gear Overhaul cost per hour/cycle/day calculated as follows:

            such Landing Gear Overhaul cost price per hour/cycle/day will be the quotient obtained by dividing (a) the expected cost of the next Landing Gear Overhaul by (b) the full allotment of hours/cycles/days between scheduled Overhauls for such Landing Gear as approved by the MPD. If LESSEE and LESSOR are unable to agree on the expected cost of the next scheduled Landing Gear Overhaul, such cost will be established by taking the average of the price quotes submitted by two (2) reputable FAA-approved landing gear Overhaul facilities (unaffiliated with LESSEE or LESSOR), one selected by LESSEE and the other selected by LESSOR.

    23.11.5 Each Part of the Airframe or the APU which has a hard time (hour/cycle) limit to Overhaul or removal pursuant to the MPD will have **Material Redacted** of such Part's full allotment of hours and cycles remaining to operate until its next scheduled Overhaul or removal pursuant to the MPD. However, if **Material Redacted** of such hard time Part's full allotment of hours and cycles remaining is less than **Material Redacted**, then such hard time Part will be returned with at least **Material Redacted** remaining to operate until its next scheduled Overhaul or refurbishment pursuant to the MPD. If such hard time Part's full allotment of hours and cycles between, Overhauls or refurbishment pursuant to the MPD is less than **Material Redacted**, then such hard time Part will be returned zero (0) hours and zero (0) cycles out of Overhaul (except hours accumulated on any acceptance or ferry flight).

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    23.11.6  Each life-limited Part of the Airframe or the APU will have
             **Material Redacted** of such Part's full allotment of hours and cycles remaining to operate until removal pursuant to the MPD. However, if **Material Redacted** of such life-limited Part's full allotment of hours and cycles remaining is less than **Material Redacted**, then such life-limited Part will be returned with at least **Material Redacted** remaining to operate pursuant to the MPD. If such life-limited Part's full allotment of hours and cycles remaining to operate pursuant to the MPD is less than **Material Redacted**, then such life-limited Part will be returned with 100% of its total approved hours and cycles remaining.

    23.11.7 Each Part which has a calendar limit will have **Material Redacted** remaining to operate pursuant to the MPD after return of the Aircraft to LESSOR. If a Part has a total approved life pursuant to the MPD of **Material Redacted**, then such Part will be returned with 100% of its total approved life remaining.

    23.11.8 No Part of the Aircraft or Engine (excluding life-limited Parts on the Engine, which are covered by Article 23.11.2(e)) will have total hours and total cycles since new greater than **Material Redacted** of that of the Airframe **Material Redacted**.

    23.11.9 Each Aircraft tire and brake **Material Redacted** (except for the acceptance flight and any ferry flight).

23.12 EXPORT AND DEREGISTRATION OF AIRCRAFT. At LESSOR's request, LESSEE at its cost will (a) provide an Export Certificate of Airworthiness or its equivalent from the State of Registration so that the Aircraft can be exported to the country designated by LESSOR, (b) assist with deregistration of the Aircraft from the register of aircraft in the State of Registration, (c) assist with arranging for prompt confirmation of such deregistration to be sent by the registry in the State of Registration to the next country of registration and
(d) perform any other acts reasonably required by LESSOR in connection with the foregoing. **Material Redacted**.

23.13 LESSEE'S CONTINUING OBLIGATIONS. In the event that LESSEE does not return the Aircraft to LESSOR on the Expiration Date and in the condition required by this Article 23 for any reason (whether or not the reason is within LESSEE's control) unless such delay is as a result of work performed at the request of LESSOR pursuant to Article 23.10.1 or is otherwise over and above LESSEE's obligations pursuant to this Article 23:

    23.13.1 the obligations of LESSEE under this Lease will continue in full force and effect on a day-to-day basis until such return. This will not be considered a waiver of LESSEE's Event of Default or any right of LESSOR hereunder.

    23.13.2  **Material Redacted**.

    23.13.3 LESSEE will fully indemnify LESSOR on demand for all losses (including consequential damages), liabilities, actions, proceedings, costs and expenses thereby suffered or incurred by LESSOR and, in addition, until such time as the

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            Aircraft is redelivered to LESSOR and put into the condition required by this Article 23, instead of paying the Rent specified in
            Article 5.3, LESSEE will pay twice the amount of Rent for each day from the scheduled Expiration Date until the Termination Date (the monthly Rent payable under Article 5.3.1 will be prorated based on the actual number of days in the applicable month). Payment will be made upon presentation of LESSOR's invoice.

    23.13.4 LESSOR may elect, in its sole and absolute discretion, to accept the return of the Aircraft prior to the Aircraft being put in the condition required by this Article 23 and thereafter have any such non-conformance corrected at such time as LESSOR may deem appropriate (but within ninety (90) days following the return of the Aircraft) and at commercial rates then-charged by the Person selected by LESSOR to perform such correction. Any direct expenses incurred by LESSOR for such correction will be payable by LESSEE within fifteen (15) days following the submission of a written statement by LESSOR to LESSEE, identifying the items corrected and setting forth the expense of such corrections. LESSEE's obligation to pay such amounts will survive the Termination Date.

23.14 AIRPORT AND NAVIGATION CHARGES. LESSEE will ensure that at return of the Aircraft any and all airport, navigation and other charges which give rise or may if unpaid give rise to any lien, right of detention, right of sale or other Security Interest in relation to the Aircraft, Engine, APU or any Part have been paid and discharged in full and will at LESSOR's request produce evidence thereof satisfactory to LESSOR, except to the extent being contested in good faith provided LESSEE shall have agreed in writing to pay any such charges determined pursuant to such contest to be due and owing to the relevant authority.

23.15 RETURN ACCEPTANCE RECEIPT. Upon return of the Aircraft in accordance with the terms of this Lease, LESSEE will prepare and execute two (2) Return Acceptance Receipts in the form and substance of Exhibit J and LESSOR will countersign and return one such Return Acceptance Receipt to LESSEE. In addition, LESSEE and LESSOR will execute a Lease Termination for filing with the FAA evidencing termination of this Lease.

23.16 INDEMNITIES AND INSURANCE. The indemnities and insurance requirements set forth in Articles 17 and 18, respectively, will apply to Indemnitees and LESSOR's representatives during return of the Aircraft, including the ground inspection and acceptance flight. With respect to the acceptance flight, LESSOR's representatives will receive the same protections as LESSOR on LESSEE's Aviation and Airline General Third Party Liability Insurance.

23.17 STORAGE. At LESSOR's request, LESSEE will continue to lease the Aircraft under this Lease for a period not to exceed thirty (30) days. During this period, LESSEE will have no obligations under this Lease except, at LESSOR's cost, to park and store the Aircraft in accordance with Manufacturer's recommended short term storage program at one of LESSEE's principal maintenance facilities in the State of Registration and to maintain all insurance on the Aircraft. LESSEE will not utilize the Aircraft for any reason during this period.

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                                   ARTICLE 24
                                   ASSIGNMENT

24.1 NO ASSIGNMENT BY LESSEE. EXCEPT AS OTHERWISE PROVIDED HEREIN, NO ASSIGNMENT, NOVATION, TRANSFER, MORTGAGE OR OTHER CHARGE MAY BE MADE BY LESSEE OF ANY OF ITS RIGHTS OR OBLIGATIONS WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR PART, OR THIS LEASE.

24.2  SALE OR ASSIGNMENT BY LESSOR.

    24.2.1 Subject to LESSEE's rights pursuant to this Lease, LESSOR may at any time and without LESSEE's consent sell, assign or transfer its rights, interest and obligations hereunder or with respect to the Aircraft to a third party ("LESSOR'S ASSIGNEE"). For a period of two (2) years after such sale or assignment and at LESSEE's cost, LESSEE will continue to name LESSOR as an additional insured under the Aviation and Airline General Third Party Liability Insurance specified in Exhibit C.

    24.2.2 The term "LESSOR" as used in this Lease means the lessor of the Aircraft at the time in question. In the event of the proper sale of the Aircraft and transfer of LESSOR's rights and obligations under this Lease, LESSOR's Assignee will become "LESSOR" of the Aircraft under this Lease and the transferring party (the prior "LESSOR") will be relieved of all liability to LESSEE under this Lease for obligations arising on and after the date the Aircraft is sold. LESSEE will acknowledge and accept LESSOR's Assignee as the new "LESSOR" under this Lease and will look solely to LESSOR's Assignee for the performance of all LESSOR obligations and covenants under this Lease arising on and after the Aircraft sale date provided such transfer, sale or assignment is in conformity with the requirements of this Article 24.

24.3 LESSOR'S LENDER. Subject to LESSEE's rights pursuant to this Lease, LESSOR may at any time and without LESSEE's consent grant security interests over the Aircraft and assign the benefit of this Lease to a lender ("LESSOR'S LENDER") as security for LESSOR's obligations to LESSOR's Lender. Accordingly, if LESSOR's Lender requires, as a condition to providing financing, any reasonable, nonsubstantive modification of this Lease, LESSEE agrees to enter into an agreement so modifying this Lease.

24.4 LESSEE COOPERATION. On request by LESSOR, LESSOR's Assignee or LESSOR's Lender, LESSEE will execute all such documents (such as a lease assignment agreement) as LESSOR, LESSOR's Assignee or LESSOR's Lender may reasonably require to confirm LESSEE's obligations under this Lease and obtain LESSEE's acknowledgment that LESSOR is not in breach of the Lease. LESSEE will provide all other reasonable assistance and cooperation to LESSOR, LESSOR's Assignee and LESSOR's Lender in connection with any such sale or assignment or the perfection and maintenance of any such security interest, including, at LESSOR's cost, making all necessary filings and registrations in the State of Registration and providing all opinions of counsel with respect to matters reasonably requested by LESSOR,

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LESSOR's Lender or LESSOR's Assignee. LESSOR will reimburse LESSEE for its reasonable out-of-pocket costs in reviewing documents required by LESSOR or LESSOR's Lender.

24.5  PROTECTIONS.

    24.5.1   **Material Redacted**.

    24.5.2 LESSOR will obtain for the benefit of LESSEE an acknowledgment from any LESSOR's Assignee or LESSOR's Lender that, so long as no Event of Default has occurred and is continuing hereunder, such Person and any Person lawfully claiming through such Person will not interfere with LESSEE's quiet, peaceful use and enjoyment of the Aircraft.

    24.5.3   **Material Redacted**.

    24.5.4   **Material Redacted**.

    24.5.5   **Material Redacted**.

    24.5.6   **Material Redacted**.

    24.5.7 Wherever the term "LESSOR" is used in this Lease in relation to any of the provisions relating to disclaimer, title and registration, indemnity and insurance contained in Articles 8, 14, 17 and 18, respectively, or with respect to Article 20.2.8, the term "LESSOR" will be deemed to include LESSOR's Assignee and LESSOR's Lender, if applicable. For avoidance of doubt, in the event of LESSOR's sale or financing of the Aircraft, the disclaimer and indemnity provisions contained in Articles 8 and 17 will continue to be applicable after the sale or assignment to International Lease Finance Corporation, as well as being applicable to LESSOR's Assignee and LESSOR's Lender.

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                                   ARTICLE 25
                                DEFAULT OF LESSEE

25.1 LESSEE NOTICE TO LESSOR. LESSEE will promptly notify LESSOR if LESSEE becomes aware of the occurrence of any Default or Event of Default.

25.2 EVENTS OF DEFAULT. The occurrence of any of the following will constitute an Event of Default and material breach of this Lease by LESSEE:

      (a) LESSEE fails to take delivery of the Aircraft when obligated to do so under the terms of this Lease;

      (b) LESSEE fails to make a Rent or other scheduled payment due hereunder in the manner and by the date provided herein and fails to make such payment within three (3) Business Days after the date such payment is due;

      (c) LESSEE fails to obtain or maintain the insurance required by Article
      18;

      (d) LESSEE fails to return the Aircraft to LESSOR on the Expiration Date in accordance with Article 23;

      (e) LESSEE fails to observe or perform any of its other obligations hereunder and fails to cure the same within thirty (30) days after written notice thereof to LESSEE. If such failure cannot by its nature be cured within thirty (30) days, LESSEE will have the reasonable number of days necessary to cure such failure (not to exceed a period of ninety (90) days) so long as it uses diligent efforts to do so;

      (f) any representation or warranty of LESSEE herein proves to be untrue in any material respect and if the effect of such misrepresentation is curable, will not have been cured within thirty (30) days after LESSEE learns of such misrepresentation including by written notice from LESSOR;

      (g) the registration of the Aircraft is cancelled other than as a result of an act or omission of LESSOR;

      (h) LESSEE abandons the Aircraft or Engines;

      (i) LESSEE temporarily discontinues (in the absence of other Defaults) or permanently discontinues business or sells or otherwise disposes of all or substantially all of its assets other than as permitted hereunder;

      (j) a material adverse change occurs in the financial condition of LESSEE which effects LESSEE's ability to perform its obligations hereunder;

      (k) LESSEE no longer possesses the licenses, certificates and permits required for the conduct of its business as a certificated air carrier in Panama and the failure to possess the same is not cured within sixty (60) days;

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      (l) LESSEE (i) suspends payment on its debts or other material obligations, (ii) is unable to or admits its inability to pay its debts or other material obligations as they fall due, (iii) is adjudicated or becomes bankrupt or insolvent or (iv) proposes or enters into any composition or other arrangement for the benefit of its creditors generally;

      (m) any proceedings, resolutions, filings or other steps are instituted or threatened with respect to LESSEE relating to the bankruptcy, liquidation, reorganization or protection from creditors of LESSEE or a substantial part of LESSEE's property. If instituted by LESSEE, the same will be an immediate Event of Default. If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within sixty (60) days;

      (n) any order, judgment or decree is entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of LESSEE or a substantial part of its property, or if a substantial part of LESSEE's property is to be sequestered. If instituted by or done with the consent of LESSEE, the same will be an immediate Event of Default. If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within sixty (60) days;

      (o) any indebtedness for borrowed moneys or a guarantee or similar obligation owed by LESSEE with an unpaid balance of at least **Material Redacted** is properly declared due before its stated maturity or LESSEE is properly in default beyond any applicable grace period under any agreement pursuant to which LESSEE has the right to possess and operate any aircraft; or

      (p) LESSEE is in default under any other lease or agreement between LESSEE and LESSOR and the same is not cured within its specified cure period.

25.3 LESSOR'S GENERAL RIGHTS. Upon the occurrence of any Event of Default, LESSOR may do all or any of the following at its option (in addition to such other rights and remedies which LESSOR may have by statute or otherwise but subject to any requirements of applicable Law):

      (a) terminate this Lease by giving written notice to LESSEE;

      (b) require that LESSEE immediately cease flying the Aircraft and leave it parked in its then-current location by giving written notice to LESSEE, in which case LESSEE's obligations under this Lease will continue (including the obligations set forth in Articles 17 and 18);

      (c) require that LESSEE immediately move the Aircraft to an airport or other location designated by LESSOR and park the Aircraft there by giving written notice to LESSEE, in which case LESSEE's obligations under this Lease will continue (including the obligations set forth in Articles 17 and 18);

      (d) take possession of the Aircraft. If LESSOR takes possession of the Aircraft, it may enter upon LESSEE's premises where the Aircraft is located without liability.

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      Upon repossession of the Aircraft, LESSOR will then be entitled to sell, lease or otherwise deal with the Aircraft as if this Lease had never been made. LESSOR will be entitled to the full benefit of its bargain with LESSEE;

      (e) for LESSEE's account, do anything that may reasonably be required to cure any default and recover from LESSEE all reasonable costs, including legal fees and expenses incurred in doing so and Default Interest;

      (f) proceed as appropriate to enforce performance of this Lease and to recover any damages for the breach hereof, including the amounts specified in Article 25.5; or

      (g) apply all or any portion of the Security Deposit and any other security deposits held by LESSOR pursuant to any other agreements between LESSOR and LESSEE to any amounts due.

25.4 DEREGISTRATION AND EXPORT OF AIRCRAFT. If an Event of Default has occurred and is continuing, LESSOR may take all steps necessary to deregister the Aircraft in and export the Aircraft from the State of Registration.

25.5 LESSEE LIABILITY FOR DAMAGES. If an Event of Default occurs, in addition to all other remedies available at law or in equity, LESSOR has the right to recover from LESSEE and LESSEE will pay LESSOR within two (2) Business Days after LESSOR's written demand, all of the following:

      (a) all amounts which are then due and unpaid hereunder and which become due prior to the earlier of LESSOR's recovery of possession of the Aircraft or LESSEE making an effective tender thereof;

      (b) any losses suffered by LESSOR because of LESSOR's inability to place the Aircraft on lease with another lessee or to otherwise utilize the Aircraft on financial terms as favorable to LESSOR as the terms hereof or, if LESSOR elects to dispose of the Aircraft, the funds arising from a sale or other disposition of the Aircraft are not as profitable to LESSOR as leasing the Aircraft in accordance with the terms hereof would have been (and LESSOR will be entitled to accelerate any and all Rent which would have been due from the date of LESSOR's recovery or repossession of the Aircraft through the Expiration Date) which rent shall be discounted to present value less any amounts (i) in respect of a lease, which over its term shall be received by LESSOR discounted to present value as set forth above or (ii) in the case of a sale or other disposition, the amounts which were received by LESSOR is a result of such sale or other disposition (or if not relet or sold, less an amount equal to the fair market rental value of the aircraft for the balance of the Lease Term determined by an independent appraiser acceptable to LESSOR and LESSEE or chosen by a court);

      (c) all costs, associated with LESSOR's exercise of its remedies hereunder, including but not limited to repossession costs, legal fees, Aircraft storage costs, Aircraft re-lease or sale costs;

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      (d) any amount of principal, interest, fees or other sums paid or payable on account of funds borrowed in order to carry any unpaid amount;

      (e) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any financial instrument relating in whole or in part to LESSOR's financing of the Aircraft;

      (f) any loss, cost, expense or liability sustained by LESSOR due to LESSEE's failure to redeliver the Aircraft in the condition required by this Lease; and

      (g) any other loss, damage, expense, cost or liability which LESSOR suffers or incurs as a direct result of the Event of Default and/or termination of this Lease, including (but without duplication of amounts due and payable pursuant to (f) above) an amount sufficient to compensate LESSOR for any loss of LESSOR's residual interest in the Aircraft caused by LESSEE's default.

25.6 WAIVER OF DEFAULT. By written notice to LESSEE, LESSOR may at its election waive any Default or Event of Default and its consequences and rescind and annul any prior notice of termination of this Lease. The respective rights of the parties will then be as they would have been had no Default or Event of Default occurred and no such notice been given.

25.7 PRESENT VALUE OF PAYMENTS. In calculating LESSOR's damages hereunder, upon an Event of Default all Rent and other amounts which would have been due hereunder during the Lease Term if an Event of Default had not occurred will be calculated on a present value basis using a discounting rate of **Material Redacted** per annum discounted to the earlier of the date on which LESSOR obtains possession of the Aircraft or LESSEE makes an effective tender thereof.

25.8 USE OF "TERMINATION DATE". For avoidance of doubt, it is agreed that if this Lease terminates and the Aircraft is repossessed by LESSOR due to an Event of Default, then, notwithstanding the use of the term "Termination Date" in this Lease, the period of the Lease Term and the "Expiration Date" will be utilized in calculating the damages to which LESSOR is entitled pursuant to Article 25.5. For example, it is agreed and understood that LESSOR is entitled to receive from LESSEE the Rent and the benefit of LESSEE's insurance and maintenance of the Aircraft until expiration of the Lease Term.

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                                   ARTICLE 26
                                     NOTICES

26.1 MANNER OF SENDING NOTICES. Any notice, request or information required or permissible under this Lease will be in writing and in English. Notices will be delivered in person or sent by fax, letter (mailed airmail, certified and return receipt requested), or by expedited delivery addressed to the parties as set forth in Article 26.2. In the case of a fax, notice will be deemed received on the date set forth on the confirmation of receipt produced by the sender's fax machine immediately after the fax is sent. In the case of a mailed letter, notice will be deemed received upon actual receipt. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the Person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.

26.2  NOTICE INFORMATION.  Notices will be sent:

If to LESSOR:      INTERNATIONAL LEASE FINANCE CORPORATION
                   Until February 28, 2004:
                   1999 Avenue of the Stars, 39th Floor
                   Los Angeles, California 90067, U.S.A.
                   On and after March 1, 2004:
                   10250 Constellation Boulevard, 34th Floor
                   Los Angeles, California 90067, U.S.A.
                   Attention: Legal Department
                   Fax:       310-788-1990
                   Telephone: 310-788-1999

If to LESSEE:      COMPANIA PANAMENDA DE AVIACION S.A. (COPA)
                   Avenida Justo Arosemena y Calle 39
                   Apartado 1572
                   Panama 1, Panama
                   Attention: Chief Executive Officer
                   Fax:       507-227-1952
                   Telephone: 570-207-6170

            or to such other places and numbers as either party directs in writing to the other party.

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                                   ARTICLE 27
                         GOVERNING LAW AND JURISDICTION

27.1 CALIFORNIA LAW. This Lease is being delivered in the State of California and the Lease and all other Operative Documents will in all respects be governed by and construed in accordance with the Laws of the State of California (notwithstanding the conflict Laws of the State of California).

27.2 NON-EXCLUSIVE JURISDICTION IN CALIFORNIA. As permitted by Section 410.40 of the California Code of Civil Procedure, the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Federal District Court for the Central District of California and the State of California Superior or Municipal Court in Los Angeles, California. Nothing herein will prevent either party from bringing suit in any other appropriate jurisdiction.

27.3  SERVICE OF PROCESS. The parties hereby consent to the service of process
(a) in the manner directed by any of the courts referred to above, (b) in accordance with Section 415.40 of the California Code of Civil Procedure by mailing copies of the summons and complaint to the person to be served by first-class mail to the address set forth in Article 26.2, postage prepaid, return receipt requested, (c) in one of the manners specified in Article 26.1 or
(d) in accordance with the Hague Convention, if applicable.

27.4 PREVAILING PARTY IN DISPUTE. If any legal action or other proceeding is brought in connection with or arises out of any provisions in this Lease, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceedings. The prevailing party will also, to the extent permissible by Law, be entitled to receive pre- and post-judgment Default Interest.

27.5 WAIVER. EACH OF LESSEE AND LESSOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY. EACH OF LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH EITHER OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS LEASE BROUGHT IN ANY OF THE COURTS REFERRED TO IN ARTICLE 27.2, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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                                   ARTICLE 28
                                  MISCELLANEOUS

28.1 PRESS RELEASES. The parties will give copies to one another, in advance if possible, of all news, articles and other releases provided to the public media regarding this Lease or the Aircraft.

28.2 POWER OF ATTORNEY. LESSEE hereby irrevocably appoints LESSOR as its attorney for the purpose of putting into effect the intent of this Lease following an Event of Default, including without limitation, the return, repossession, deregistration and exportation of the Aircraft. To evidence this appointment, LESSEE has executed the Power of Attorney in the form of Exhibit G. LESSEE will take all steps required under the Laws of the State of Registration to provide such power of attorney to LESSOR.

28.3 LESSOR PERFORMANCE FOR LESSEE. The exercise by LESSOR of its remedy of performing a LESSEE obligation hereunder is not a waiver of and will not relieve LESSEE from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.

28.4 LESSOR'S PAYMENT OBLIGATIONS. Any obligation of LESSOR under this Lease to pay or release any amount to LESSEE is conditioned upon (a) all amounts then due and payable by LESSEE to LESSOR under this Lease or under any other agreement between LESSOR and LESSEE having been paid in full and (b) no Default or Event of Default having occurred and continuing hereunder at the time such payment or release of payment is payable to LESSEE.

28.5 APPLICATION OF PAYMENTS. Any amounts paid or recovered in respect of LESSEE liabilities hereunder may be applied to Rent, Default Interest, fees or any other amount due hereunder in such proportions, order and manner as LESSOR determines.

28.6 USURY LAWS. The parties intend to contract in strict compliance with the usury Laws of the State of California and, to the extent applicable, the U.S. Notwithstanding anything to the contrary in the Operative Documents, LESSEE will not be obligated to pay Default Interest or other interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable Law be charged, contracted for, reserved, received or collected by LESSOR in connection with the Operative Documents. During any period of time in which the then-applicable highest lawful rate is lower than the Default Interest rate, Default Interest will accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate is greater than the Default Interest rate, then LESSEE will pay Default Interest at the highest lawful rate until the Default Interest which is paid by LESSEE equals the amount of interest that would have been payable in accordance with the interest rate set forth in
Article 5.7.

28.7 DELEGATION OF AUTHORITY BY LESSOR. LESSOR may delegate to any Person(s) all or any of its authority to perform or exercise powers or discretion vested in it by this Lease according to the terms of the Lease in LESSOR's reasonable discretion.

28.8 CONFIDENTIALITY. The Operative Documents and all non-public information (including financial information obtained pursuant to Article 22) obtained by either party about the other are confidential and are between LESSOR and LESSEE only and will not be disclosed

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

by a party to third parties (other than to such party's auditors or legal advisors; as required in connection with any filings of this Lease in accordance with Article 14; in connection with LESSOR's potential sale of the Aircraft or assignment of this Lease; as required for enforcement by either party of its rights and remedies with respect to this Lease or as required by applicable Law including Tax law; or to a LESSOR's Lender which agrees in writing to be bound by the terms of this Article 28.8 or similar confidentiality provisions) without the prior written consent of the other party. If any disclosure will result in an Operative Document becoming publicly available, LESSEE and LESSOR will cooperate with one another to obtain confidential treatment as to the commercial terms and other material provisions of such Operative Document.

28.9 RIGHTS OF PARTIES. The rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under general Law. The rights of one party against the other party are not capable of being waived or amended except by an express waiver or amendment in writing. Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right. Any defective or partial exercise of any such rights will not preclude any other or further exercise of that or any other such right and no act or course of conduct or negotiation on a party's part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

28.10 FURTHER ASSURANCES. Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Law, reasonably requested by the auditors of the other party or requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Lease.

28.11 TRANSLATIONS OF LEASE. If this Lease is translated into another language, whether or not signed by LESSEE and LESSOR in such other language, solely the terms and provisions of this English version of the Lease will prevail in any dispute.

28.12 USE OF WORD "INCLUDING". The term "INCLUDING" is used herein without limitation.

28.13 HEADINGS. All article and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Lease. Any reference to a specific article, paragraph or section will be interpreted as a reference to such article, paragraph or section of this Lease.

28.14 INVALIDITY OF ANY PROVISION. If any of the provisions of this Lease become invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

28.15 NEGOTIATION. The terms of this Lease are agreed by LESSOR from its principal place of business in Los Angeles, California.

28.16 TIME IS OF THE ESSENCE. Time is of the essence in the performance of all obligations of the parties under this Lease and, consequently, all time limitations set forth in the provisions of this Lease will be strictly observed.

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

28.17 AMENDMENTS IN WRITING. The provisions of this Lease may only be amended or modified by a writing executed by LESSOR and LESSEE.

28.18 COUNTERPARTS. This Lease may be executed in any number of identical counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument when each party has signed and delivered one such counterpart to the other party.

28.19 DELIVERY OF DOCUMENTS BY FAX. Delivery of an executed counterpart of this Lease or of any other documents in connection with this Lease by fax will be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Lease or other document by fax will also deliver an originally executed counterpart, but the failure of any party to deliver an originally executed counterpart of this Lease or such other document will not affect the validity or effectiveness of this Lease or such other document.

28.20 ENTIRE AGREEMENT. The Operative Documents constitute the entire agreement between the parties in relation to the leasing of the Aircraft by LESSOR to LESSEE and supersede all previous proposals, agreements and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

28.21 **Material Redacted**.

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

      IN WITNESS WHEREOF, LESSEE and LESSOR have caused this Lease to be executed by their respective officers as of November 30, 2003.

INTERNATIONAL LEASE FINANCE             COMPANIA PANAMENA DE AVIACION,
CORPORATION                             S.A. (COPA)

By: /s/ David R. De Mars                By: /s/ Pedro Heilbron
    ------------------------------          ---------------------------

Its: Assistant Vice President           Its:   CEO

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